SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 20 TO

                       REGISTRATION STATEMENT NO. 2-95577

                        IDS FLEXIBLE SAVINGS CERTIFICATE

                                      UNDER

                           THE SECURITIES ACT OF 1933


                             IDS CERTIFICATE COMPANY
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      6725
--------------------------------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

            IDS Tower 10, Minneapolis, MN 55440-0010, (612) 671-3131
--------------------------------------------------------------------------------
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

     Bruce A. Kohn, IDS Tower 10, Minneapolis, MN 55440-0010 (612) 671-2221
--------------------------------------------------------------------------------
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

Explanatory Note

The first prospectus contained in Part I of the Registration Statement will be used, with minor variations, in connection with the following Registration Statements No. 2-68296, No. 2-76193, No. 33-3562, No. 333-9611 and No.33-22503.
In each case, the first several pages of the prospectuses vary to describe the unique attributes of each certificate. The balance of the prospectus is almost identical for all certificates.

IDS Flexible Savings Certificate
Prospectus
April 28, 1998


Earn competitive rates guaranteed by IDS Certificate Company for the term you choose.

IDS Flexible Savings Certificates are issued by IDS Certificate Company (IDSC). You may purchase this certificate by selecting a term of six, 12, 18, 24, 30 or 36 months and an initial investment of at least $1,000 but not more than $1 million (unless you receive prior authorization from IDSC to invest more). Your principal and interest are guaranteed by IDSC. IDSC guarantees a fixed rate of interest depending upon the term you select. You may make additional investments during the term subject to certain limitations. You may invest in successive terms up to a total of 20 years from the issue date of the certificate. Your interest rate will be determined as described in "About the certificate."

As is the case with other investment companies, these securities have not been approved or disapproved by the securities and exchange commission or any state securities commission, nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, backed or guaranteed or endorsed by any bank or financial institution nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

This prospectus describes terms and conditions of your IDS Flexible Savings Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Flexible Savings Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010
800-437-3133 (toll free) or (612) 671-3800
(Minneapolis/St. Paul area)

TTY numbers:
800-846-4293 (toll free) or (612) 671-1630
(Minneapolis/St. Paul area)

An American Express company
Web site address: http://www.americanexpress.com/advisors

Where to get information about IDSC

IDS Certificate Company is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC) and are available on the SEC Internet web site (http://www.sec.gov). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center
Suite 1300
New York, NY  10048

Midwest Regional Office
500 West Madison St.
Suite 1400
Chicago, IL  60661

Pacific Regional Office
5670 Wilshire Blvd.
11th Floor
Los Angeles, CA  90036

Initial interest rates

IDSC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average certificates of deposit interest rates, as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408, as explained under "About the certificate."

Here are the interest rates in effect on the date of this prospectus, April 28, 1998:

                                                   Simple                            Effective
                                                  interest                           annualized
Term                                               rate*                              yield**
------------------------------------ ----------------------------------- -----------------------------------


   6-month
------------------------------------ ----------------------------------- -----------------------------------

  12-month
------------------------------------ ----------------------------------- -----------------------------------

  18-month
------------------------------------ ----------------------------------- -----------------------------------

  24-month
------------------------------------ ----------------------------------- -----------------------------------

  30-month
------------------------------------ ----------------------------------- -----------------------------------
------------------------------------ ----------------------------------- -----------------------------------

  36-month
------------------------------------ ----------------------------------- -----------------------------------

* These are the rates for investments under $100,000. Rates may depend on the factors described in "Rates for new purchases" and "Promotions and pricing flexibility" under "About the certificate."

**   Assuming monthly compounding.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for future terms are set at the discretion of IDSC and may also differ from the rates shown here.

We reserve the right to issue other securities with different terms.

Contents

Table of contents

About the certificate                                                          p
Investment amounts and terms                                                   p
Face amount and principal                                                      p
Value at maturity                                                              p
Receiving cash during the term                                                 p
Interest                                                                       p
Rates for new purchases                                                        p
Promotions and pricing flexibility                                             p
Additional investments                                                         p

How to invest and withdraw funds                                               p
Buying your certificate                                                        p
Two ways to make investments                                                   p
Full and partial withdrawals                                                   p
When your certificate term ends                                                p
Transfers to other accounts                                                    p
Two ways to request a withdrawal or transfer                                   p
Three ways to receive payment when you withdraw funds                          p
Retirement plans: special policies                                             p
Withdrawal at death                                                            p
Transfer of ownership                                                          p
For more information                                                           p

Taxes on your earnings                                                         p
Retirement accounts                                                            p
Gifts to minors                                                                p
How to determine the correct TIN                                               p
Foreign investors                                                              p
Trusts                                                                         p

How your money is used and protected                                           p
Invested and guaranteed by IDSC                                                p
Regulated by government                                                        p
Backed by our investments                                                      p
Investment policies                                                            p
Certain investment considerations                                              p

How your money is managed                                                      p
Relationship between IDSC and American
   Express Financial Corporation                                               p
About American Express Service Corporation                                     p
Capital structure and certificates issued                                      p
Investment management and services                                             p
Distribution                                                                   p
Transfer Agent                                                                 p
Employment of other American Express affiliates                                p
Directors and officers                                                         p
Auditors                                                                       p
IDS Certificates                                                               p


Appendix                                                                       p

Annual financial information                                                   p
Summary of selected financial information                                      p
Management's discussion and analysis of financial
   condition and results of operations                                         p
Report of independent auditors                                                 p

Financial statements                                                           p

Notes to financial statements                                                  p

About the certificate

Investment amounts and terms

You may purchase the IDS Flexible Savings Certificate with a single payment of at least $1,000 payable in U.S. currency. Unless you receive prior authorization, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $1 million.

After determining the amount you wish to invest, you select a term of six, 12, 18, 24, 30 or 36 months for which IDSC will guarantee an interest rate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus At the end of a term, interest credited to your account during the term minus Any interest paid to you in cash plus Any additional investments to your certificate minus Any withdrawals, fees and applicable penalties.

Principal may change during a term as described in "Add-on feature" and "Full and partial withdrawals."

For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

                $5,000.00      Face amount (initial investment)
plus               $75.00      Interest credited to your account
minus              ($0.00)     Interest paid to you in cash
plus            $2,500.00      Additional investment to your certificate
minus              ($0.00)     Withdrawals and applicable penalties or fees
              ============
                $7,575.00      Principal at the beginning of the next term.

Value at maturity

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to invest and withdraw funds."

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

      applying the interest rate then in effect to your balance each day;

      adding these daily amounts to get a monthly total; and

     subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. IDSC guarantees that when rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average).

In the case of the six-, 12-, 24- and 30-month terms IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be 10 basis points (.10%) below to 90 basis points (.90%) above such rates for comparable length certificates of deposit (CDs). In the case of these terms, for purchases of certificates for $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of five-105 basis points above such rates for comparable length certificates of deposit.

In the case of the 18-month term, because the BRM Average doesn't typically publish rates for comparable length certificates of deposit, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within a range of zero-100 basis points above the rates for the 12-month certificates of deposit. In the case of the 18-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of 15-115 basis points above the rates for the 12-month certificates of deposit.

In the case of the 36-month term, because the BRM Average doesn't typically publish rates for comparable length certificates of deposit, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within zero-100 basis points above the rates for the 30-month certificate of deposit. In the case of the 36-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within 15-115 basis points above the rates for the 30-month certificates of deposit. For example, if the rate most recently published in the BRM Average with respect to the 30-month certificate of deposit is 4.80% our rates in effect for that week for 36-month terms would be between 4.80% and 5.80% for purchases for less than $100,000.

However, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of six, 12, 24 or 30 months and have satisfied any requirement stated in the coupon, when rates for new purchases take effect, the rate for the initial term will be within a range from 100 basis points (1%) to 200 basis points above the average interest rate published for comparable length CDs in the BRM Average. Similarly, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of 18 or 36 months and have satisfied the conditions in the coupon, when rates for new purchases take effect, the rate for an initial term of 18 or 36 months will be within a range from 100 basis points (1%) to 200 basis points above the average interest rate published for 12-month CDs or 30-month CDs, respectively, in the BRM Average. For example, the coupon may require that you make a minimum investment and that you are not an existing client of American Express Financial Corporation (AEFC), American Express Financial Advisors Inc., or another subsidiary of AEFC. AEFC will select persons to receive the coupon based on a business strategy to build relationships with new clients in selected market segments who AEFC believes meet threshold requirements for such factors as household income and home values. From time to time coupons may be sent only to persons who both fit this strategy and live in particular parts of the country or are affiliated with particular organizations such as an automobile club.


From time to time, for your initial term, IDSC may offer certificates with different terms than those described above. Such terms may be from seven, 11, 13, 19, 25, 31 or 37 months. For these terms, IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates published in the BRM Average for the certificates of deposit specified above that have the maturity that is closest to the term of the IDS certificate in question. If two different BRM Averages have the closest maturities, we will use the longest maturity that is shorter than the term of the IDS certificate in question. For purchases of certificates of $100,000 or more, the range for your initial term will be 65-165 basis points above the same rate. For example, in the case of a seven-month term, IDSC guarantees that, for purchases of certificates less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates for the six-month certificates of deposit, and for purchases of certificates for $100,000 or more, your rate for your initial term will be within a range of 65-165 basis points above the rates for the six-month certificates of deposit. Purchase of a certificate in one of these special offers may result in a later term of less than six months in order to permit your certificate to mature 20 years from its issue date. IDSC may limit the offering of these certificates to persons who have received a coupon as a promotion, based on a business strategy to build relationships with new clients in related market segments or persons who AEFC believes meet threshold requirements for such factors as household income and home values or persons who fit this strategy and live in particular areas of the country or are affiliated with particular organizations. IDSC may also offer different rates or terms to new clients, existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries, and may offer some terms only in selected distribution channels. We also may offer different rates based on your amount invested, your geographic location and whether the certificate is purchased for an IRA or for a qualified retirement account.


The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, AEFC or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR is available in your local library. To obtain information on current BRM Average rates, call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

     the rate in effect for your chosen term on the date of your application; or

     the rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

      the rate in effect on the date your application is accepted by IDSC; or

      the rate in effect seven days before receipt.

Except for specific promotions, IDSC guarantees an initial rate 25 basis points above the rate offered to the general public on this IDS certificate if it is purchased by using the CD transfer service offered by American Express Financial Advisors Inc. to help you transfer money from a bank or thrift CD account into IDSC investments. To be eligible for this rate, you must transfer at least $10,000 from a CD account to IDSC to purchase one or more IDS Cash Reserve Certificates and/or IDS Flexible Saving Certificates, and this rate will only apply to those certificates.

Except for specific promotions, IDSC guarantees active or retired AEFC employees, IDSC's directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales.

Promotions and pricing flexibility

From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases."

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including certificate of deposit yields as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest rate shall be declared beyond the initial term. At least six days in advance of each term, we will send you notice of the rate that your certificate will earn for that term. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.


Performance: From February 1993 through February 1998, IDS Flexible Savings Certificate one year yields were generally higher than average bank and thrift one year certificate of deposit yields and Super NOW accounts, as measured by the BRM Average (prior to Jan. 13, 1993, yields were measured by the BRM National IndexTM, an average of CD yields in 10 cities).

                 Yields from February 1993 through February 1998


6%                            _________IDS Flexible Savings Certificate - 1 year

4%                            .........Certificate of Deposit - 1 year

2%

                   Two lines comparing the yields for one-year IDS Flexible Savings Certificate against those of one-year certificates of deposit with Flexible's yield generally above the CD's

`93              `94             `95             `96            `97         `98

The graph compares past yields and should not be considered a prediction of future performance.

Additional investments

You may make investments within 15 calendar days after the end of a term (the grace period). Investments added to your certificate during the grace period will increase the principal balance for purposes of the 25% add-on feature described below and the 10% withdrawal feature described under "Full and partial withdrawals." Additional investments may be in any amount so long as your total investment, less withdrawals, does not exceed $1 million (unless you receive prior authorization from IDSC to invest more). You will earn interest on additional investments from the date we accept them. IDSC will send a confirmation of additional investments.

Add-on feature: You may also add to your certificate during the term. These additional investments may not exceed 25% of the certificate's principal balance at the end of the grace period. This principal includes the balance at the end of the previous term, plus or minus any deposits or withdrawals during the grace period.

Any add-on or withdrawal during the grace period will change the principal amount used to determine the amount available for the 25% add-on feature.

For example, suppose your original balance is $9,000. During the grace period, you add $1,000. At any time during the current term, you could add up to 25% of principal ($9,000 + $1,000 = $10,000), or $2,500 to your certificate.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the additional investment is accepted.

How to invest and withdraw funds

Buying your certificate

Your American Express financial advisor will help you fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security or Employer Identification Number). See "Taxes on your earnings."

Purchase policies:

Investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be included in your account that day. Otherwise your purchase will be processed the next business day.

      You have 15 days from the date of purchase to cancel your investment without penalty by either writing or calling the Client Service Organization at the address or phone number on the back of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.

      If you purchase a certificate with a personal check or other non-guaranteed funds, AEFC will wait one day for the process of converting your check to federal funds (e.g., monies of member banks within the Federal Reserve Bank) before your purchase will be accepted and you begin earning interest.

     IDSC has complete discretion to determine whether to accept an application and sell a certificate.

A number of special policies apply to purchases, withdrawals and exchanges within IRAs, 401(k) plans and other qualified retirement plans. See "Retirement plans: special policies."

Two ways to make investments

1
By mail

Send your check along with your name and account number to:

Regular mail:                                        Express mail:
American Express                                     American Express
Financial Advisors Inc.                              Financial Advisors Inc.
Client Service Organization                          Client Service Organization
IDS Tower 10                                         733 Marquette Ave.
Minneapolis, MN  55440-0010                          Minneapolis, MN  55440-0010

2
By wire

For investment into an established account, you may wire money to:

Norwest Bank Minneapolis
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit Account #00-30-015 for personal account # (your account number) for (your name).

If this information is not included, the order may be rejected and all money received, less any costs IDSC incurs, will be returned promptly.

      Minimum amount you may wire: $1,000.

     Wire orders can be accepted only on days when your bank, AEFC, IDSC and Norwest Bank Minneapolis are open for business.

     Wire purchases are completed when wired payment is received and we accept the purchase.

     Bank wire purchases are not sent until the next business day.

     Wire   investments  must  be  received  and  accepted  in  the  Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

     IDSC, AEFC and its other subsidiaries are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

     You must pay any fee the bank charges for wiring.

Full and partial withdrawals

You may withdraw your certificate for its full value or make a partial withdrawal of $100 or more at any time. If you purchase this certificate for an IRA, 401(k) or other retirement plan account, early withdrawals or cash payments of interest taken prematurely may be subject to IRS penalty taxes.

     If your withdrawal request is received in the Minneapolis headquarters on a business day before 3 p.m. Central time, it will be processed that day and payment will be sent the next business day. Otherwise, your request will be processed one business day later.

     Full and partial withdrawals of principal are subject to penalties, described below.

     Interest payments in cash may be sent to you at the end of each certificate month, quarter, or on a semiannual or annual basis.

     If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

     You may not otherwise make a partial withdrawal if it would reduce your certificate balance to less than $1,000. If you request such a withdrawal, we will contact you for revised instructions.

     Scheduled partial withdrawals may be made monthly, quarterly, semiannually, annually and at term end.

Withdrawals before the end of the certificate month will result in loss of accrued interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

      first from interest credited during the current term;

      then from the principal of your certificate.

Any additional investments or withdrawals during a term are added to or deducted from the principal and are used in determining any withdrawal charges.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term and over 10% of the certificate's principal, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $20,000 in a certificate and select a two-year term. A little over a year later assume you have earned $1,600 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $5,000 check. The first $1,600 paid to you is interest earned that term, the next $2,000 is 10% of principal, and not subject to the withdrawal penalty, and the remaining $1,400 paid to you is principal over the 10% limit. We would send you a check for $5,000 and deduct a withdrawal charge of $28.00 ($1,400 x 2%) from the remaining balance of your certificate account. Your new balance would be $16,572 ($21,600 - $5,028).


Total investments                                                                         $20,000.00
Interest credited                                                                        $  1,600.00
                                                                                         -----------
Total balance                                                                             $21,600.00

Requested check                                                                            $5,000.00
Credited interest withdrawn                                                               ($1,600.00)
10 percent of principal -- not subject to penalty                                         ($2,000.00)
                                                                                          -----------

Remaining portion of requested withdrawal - subject to penalty                             $1,400.00
Withdrawal penalty percent                                                                      2.00%
Actual withdrawal penalty                                                                $     28.00

Balance prior to withdrawal                                                               $21,600.00
Requested withdrawal check                                                                ($5,000.00)
Withdrawal penalty                                                                      ($     28.00)
                                                                                        -------------
Total balance after withdrawal                                                            $16,572.00

Additionally, if you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: There is never a penalty for withdrawal of interest. In addition, you may withdraw up to 10% of your principal during the term without a withdrawal penalty. The principal available for the 10% no-penalty withdrawal feature is the balance in the certificate at the beginning of the term plus or minus any deposits or withdrawals made during the grace period.

The following example demonstrates how this feature works:

Suppose your certificate balance is $1,000. During the grace period you add $500, bringing the principal to $1,500. At any time during the term you could withdraw up to $150 of principal with no penalty.

Any additional investments or withdrawals following the grace period will not change the principal amount used to determine the amount available for the 10% no-penalty withdrawal feature.

The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

For more information on withdrawal charges, talk with your American Express financial advisor or call the Client Service Organization at the number on the back cover.

When your certificate term ends

Shortly before the end of the term you have selected for your certificate, we will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends we will automatically renew your certificate for the standard term (six, 12, 24, 30 or 36 month) nearest in length to your initial term. If your initial term is equidistant from two standard terms, we will automatically renew your certificate to the term with the longest maturity that is shorter than your initial term. If you wish to select a different term, you must notify us in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. However, you will lose any interest accrued since the end of the term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the certificate."

Other full and partial withdrawal policies:

     If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. A check may be mailed earlier if the bank provides evidence that your check has cleared.

     If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

     Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Transfers to other accounts

You may transfer part or all of your certificate to any other IDS certificate or into another new or existing American Express Financial Advisors Inc. account that has the same ownership (subject to any terms and conditions that may apply).

Two ways to request a withdrawal or transfer

1
By phone

     Call the Client Service Organization at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

     Maximum phone request: $50,000.

     Transfers into an American Express Financial Advisors Inc. account with the same ownership.

     A telephone withdrawal request will not be allowed within 30 days of a phoned-in address change.

     We will honor any telephone  request  believed to be authentic and will use reasonable procedures to confirm that it is. This includes asking identifying questions and tape recording telephone calls. If reasonable procedures are not followed, IDSC or AEFC will be liable for any loss resulting from fraudulent requests.

You may request that telephone withdrawals not be authorized from your account by writing the Client Service Organization.

2
By mail

Send your name, account number and request for a withdrawal or transfer to:

Regular mail:
American Express Financial Advisors Inc.
Client Service Organization
IDS Tower 10
Minneapolis, MN  55440-0010

Express mail:
American Express Financial Advisors Inc.
Client Service Organization
733 Marquette Ave.
Minneapolis, MN  55440-0010

Written requests are required for:

     Transactions over $50,000.

     Pension plans and custodial accounts where the minor has reached the age at which custodianship should terminate.

     Transfers to another American Express Financial Advisors Inc. account with different ownership (all current registered owners must sign the request).

Three ways to receive payment when you withdraw funds

1
By regular or express mail

      Mailed to address on record; please allow seven days for mailing.

      Payable to name(s) you requested.

      You will be charged a fee if you request express mail delivery. We will deduct the fee from your remaining certificate balance, provided that balance would not be less than $1,000. If the balance would be less than $1,000, the fee is deducted from the proceeds of the withdrawal.

2
By wire

      Minimum wire withdrawal:  $1,000.

      Request that money be wired to your bank.

      Bank account must be in same ownership as IDSC account.

      Pre-authorization required. Complete the bank wire authorization section in the application or use a form supplied by your American Express financial advisor. All registered owners must sign.

      A service fee, if any, may be deducted from your balance (for partial withdrawals) or from the proceeds of a full withdrawal.

3
By electronic transfer

      Available only for pre-authorized scheduled partial withdrawals and other full or partial withdrawals.

      No charge.

      Deposited electronically in your bank account.

      Allow two to five business days from request to deposit.

Retirement plans: special policies

      If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

      If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

      The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

      Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

      We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.


      If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

      The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Transfer of ownership

While this certificate is not negotiable, IDSC will transfer ownership upon written notification to our Client Service Organization. However, if you have purchased your certificate for an IRA, 401(k) plan or other qualified retirement plan, you may be unable to transfer or assign the certificate without losing the account's favorable tax status. Please consult your tax advisor.

For more information

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your American Express financial advisor or call the Client Service Organization at the telephone numbers listed on the back cover.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.


Your Taxpayer Identification Number (TIN) and backup withholding: As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN) -- either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account.

If you don't provide the TIN, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:


     a $50 penalty for each failure to supply your correct TIN;

     a civil penalty of $500 if you make a false statement that results in no backup withholding; and

     criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                              Use the Social Security or Employer Identification
                                                       Number of:

------------------------------------------------------ -----------------------------------------------------

Individual or joint account                            The individual or individuals listed on the account

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Custodian account of a minor                           The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

A living trust                                         The grantor-trustee
                                                       (the person who puts the money into the trust)

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

An irrevocable trust, pension trust or estate          The legal entity
                                                       (not the personal representative or trustee, unless
                                                       no legal entity is designated in the account title)

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Sole proprietorship                                    The owner

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Partnership                                            The partnership

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Corporate                                              The corporation

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Association, club or tax-exempt organization           The organization

------------------------------------------------------ -----------------------------------------------------

For details on TIN requirements, ask your financial advisor or local American Express Financial Advisors Inc. office for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States, you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is given on the basis of current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor regarding their own position.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

How your money is used and protected

Invested and guaranteed by IDSC


The IDS Flexible Savings Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1997.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

      interest to certificate owners; and


     various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC).


For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Flexible Savings Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1997, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1997:

Type of investment                                     Net amount invested

Government agency bonds Corporate and other bonds Preferred stocks Mortgages Municipal bonds Cash and cash equivalents


As of Dec. 31, 1997 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1997 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money -
From time to time we have established a line of credit if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

Certain investment considerations

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of a company to pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's Portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.


As of Dec. 31, 1997, IDSC held about __% of its investment portfolio (including bonds, preferred stocks, mortgages and cash equivalents) in investments rated below investment grade.


When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1997, AEFC managed investments, including its own, of more than $___ billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 175 offices and more than 7,800 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

     travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

     international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International).

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.


Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 1997, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1997, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.


Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

      providing investment research;

      making specific investment recommendations; and

      executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                                   Percentage of total book value

First $250 million                                                0.75%
Next 250 million                                                  0.65
Next 250 million                                                  0.55
Next 250 million                                                  0.50
Any amount over 1 billion                                         0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                            Percentage of
Year                    Total fees                          included assets
1997                    $                                   %
1996                    $16,989,093                         0.50
1995                    $16,742,458                         0.50


Estimated advisory and services fees for 1998 are $__________.


Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

      costs incurred by us in connection with real estate and mortgages;

      taxes;

      depository and custodian fees;

      brokerage commissions;

      fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

     fees and expenses of our directors who are not officers or employees of AEFC;

     provision for certificate reserves (interest accrued on certificate owner accounts); and

      expenses of customer settlements not attributable to sales function.

Distribution


Under a Distribution Agreement with American Express Financial Advisors Inc. we pay for the distribution of this certificate as follows:


      0.20% of the initial payment on the issue date of the certificate; and

      0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.


Under a Distribution Agreement with AESC, for certificates sold through American Express Financial Direct, we pay AESC for the distribution of this certificate as follows:

      0.20% of the initial payment of the issue date of the certificate; and

      0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.


For certificates paying a special promotional coupon rate described in "Rates for new purchases" under "About the certificate," American Express Financial Advisors Inc. waives its distribution fee.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $________ during the year ended Dec. 31, 1997. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $________ during 1998.


See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or IDSC, approved this distribution agreement.


Transfer Agent

Under a Transfer Agency Agreement American Express Client Service Corporation (AECSC) maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

     we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

     the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

     the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.


We paid a total of $______ during 1997 to directors not employed by AEFC.


Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director,   Communications  Holdings,  Inc.  Former  vice  president  and  group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

Stuart A. Sedlacek*
Born in 1957. Director since 1994.
President since 1994. Vice president - Assured Assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1993. Executive vice president - Assured Assets of IDS Life Insurance Company since 1994.

*"Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957. President since 1994.


Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1997. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.


IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.


IDS Staggered Stock Market Certificate - A certificate that pays interest linked to one-year stock market performance for a series of one-year terms starting every month or at other intervals the client selects.


IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back Cover)

Quick telephone reference


Client Service Organization
Withdrawals, transfers, inquiries


National/Minnesota:        800-437-3133
Mpls./St. Paul area:       612-671-3800

TTY Service
For the hearing impaired
800-846-4293


American Express Easy Access Line
Account value, cash transaction information, current rate information (automated response, Touchtone(R) phones only)


National/Minnesota:        800-862-7919
Mpls./St. Paul area:       800-862-7919

IDS Flexible Savings Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

Distributed by American Express Financial Advisors Inc.

IDS Flexible Savings Certificate
Prospectus
April 28, 1998

Earn competitive rates guaranteed by IDS Certificate Company for the term you choose.

IDS Flexible Savings Certificates are issued by IDS Certificate Company (IDSC). You may purchase this certificate by selecting a term of six, 12, 18, 24, 30 or 36 months and an initial investment of at least $1,000 but not more than $1 million (unless you receive prior authorization from IDSC to invest more). Your principal and interest are guaranteed by IDSC. IDSC guarantees a fixed rate of interest depending upon the term you select. You may make additional investments during the term subject to certain limitations. You may invest in successive terms up to a total of 20 years from the issue date of the certificate. Your interest rate will be determined as described in "About the certificate."

As is the case with other investment companies, these securities have not been approved or disapproved by the securities and exchange commission or any state securities commission, nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, backed or guaranteed or endorsed by any bank or financial institution nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

This prospectus describes terms and conditions of your IDS Flexible Savings Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Flexible Savings Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010
800-297-7378 (toll free)

Distributor:
American Express Service Corporation
IDS Tower 10
Minneapolis, MN  55440-0010

TTY numbers:
800-710-5260 (toll free) (612) 671-7066

An American Express company

Where to get information about IDSC

IDS Certificate Company is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC) and are available on the SEC Internet web site (http://www.sec.gov). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center
Suite 1300
New York, NY  10048

Midwest Regional Office
500 West Madison St.
Suite 1400
Chicago, IL  60661

Pacific Regional Office
5670 Wilshire Blvd.
11th Floor
Los Angeles, CA  90036

Initial interest rates

IDSC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average certificates of deposit interest rates, as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408, as explained under "About the certificate."

Here are the interest rates in effect on the date of this prospectus, April 28, 1998:

                                                   Simple                            Effective
                                                  interest                           annualized
Term                                               rate*                              yield**
------------------------------------ ----------------------------------- -----------------------------------

   6-month
------------------------------------ ----------------------------------- -----------------------------------

  12-month
------------------------------------ ----------------------------------- -----------------------------------

  18-month
------------------------------------ ----------------------------------- -----------------------------------

  24-month
------------------------------------ ----------------------------------- -----------------------------------

  30-month
------------------------------------ ----------------------------------- -----------------------------------
------------------------------------ ----------------------------------- -----------------------------------

  36-month
------------------------------------ ----------------------------------- -----------------------------------

* These are the rates for investments under $100,000. Rates may depend on the factors described in "Rates for new purchases" and "Promotions and pricing flexibility" under "About the certificate."

**   Assuming monthly compounding.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for future terms are set at the discretion of IDSC and may also differ from the rates shown here.

We reserve the right to issue other securities with different terms.

Contents

Table of contents

About the certificate                                                       p
Investment amounts and terms                                                p
Face amount and principal                                                   p
Value at maturity                                                           p
Receiving cash during the term                                              p
Interest                                                                    p
Rates for new purchases                                                     p
Promotions and pricing flexibility                                          p
Additional investments                                                      p

How to invest your funds                                                    p
When your certificate term ends                                             p
Three ways to receive payment when you withdraw funds                       p
Retirement plans: special policies                                          p

Taxes on your earnings                                                      p
Retirement accounts                                                         p
Gifts to minors                                                             p
How to determine the correct TIN                                            p
Foreign investors                                                           p
Trusts                                                                      p

How your money is used and protected                                        p
Invested and guaranteed by IDSC                                             p
Regulated by government                                                     p
Backed by our investments                                                   p
Investment policies                                                         p
Certain investment considerations                                           p

How your money is managed                                                   p
Relationship between IDSC and American
   Express Financial Corporation                                            p
About American Express Service Corporation                                  p
Capital structure and certificates issued                                   p
Investment management and services                                          p
Distribution                                                                p
About American Express Service Corporation                                  p
Transfer Agent                                                              p
Employment of other American Express affiliates                             p
Directors and officers                                                      p
Auditors                                                                    p
IDS Certificates

Appendix                                                                    p

Annual financial information                                                p
Summary of selected financial information                                   p
Management's discussion and analysis of financial
   condition and results of operations                                      p
Report of independent auditors                                              p

Financial statements                                                        p

Notes to financial statements                                               p

About the certificate

Investment amounts and terms

You may purchase the IDS Flexible Savings Certificate with a single payment of at least $1,000 payable in U.S. currency. Unless you receive prior authorization, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $1 million.

After determining the amount you wish to invest, you select a term of six, 12, 18, 24, 30 or 36 months for which IDSC will guarantee an interest rate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus At the end of a term, interest credited to your account during the term minus Any interest paid to you in cash plus Any additional investments to your certificate minus Any withdrawals, fees and applicable penalties.

Principal may change during a term as described in "Add-on feature" and "Full and partial withdrawals."

For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 prior to the beginning of the next term. Your principal for the next term will equal:

                $5,000.00      Face amount (initial investment)
plus               $75.00      Interest credited to your account
minus              ($0.00)     Interest paid to you in cash
plus            $2,500.00      Additional investment to your certificate
minus              ($0.00)     Withdrawals and applicable penalties or fees
              ============
                $7,575.00      Principal at the beginning of the next term.

Value at maturity

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in the service document.

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in the service document.

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

      applying the interest rate then in effect to your balance each day;

      adding these daily amounts to get a monthly total; and

     subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. IDSC guarantees that when rates for new purchases take effect, the rates will be within a range based on the average interest rates then published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average).

In the case of the six-, 12-, 24- and 30-month terms IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be 10 basis points (.10%) below to 90 basis points (.90%) above such rates for comparable length certificates of deposit (CDs). In the case of these terms, for purchases of certificates for $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of five-105 basis points above such rates for comparable length certificates of deposit.

In the case of the 18-month term, because the BRM Average doesn't typically publish rates for comparable length certificates of deposit, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within a range of zero-100 basis points above the rates for the 12-month certificates of deposit. In the case of the 18-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within a range of 15-115 basis points above the rates for the 12-month certificates of deposit.

In the case of the 36-month term, because the BRM Average doesn't typically publish rates for comparable length certificates of deposit, IDSC guarantees that, for purchases of certificates for less than $100,000, the rate for your initial term will be within zero-100 basis points above the rates for the 30-month certificate of deposit. In the case of the 36-month term, for purchases of certificates of $100,000 or more, IDSC guarantees that your rate for your initial term will be within 15-115 basis points above the rates for the 30-month certificates of deposit. For example, if the rate most recently published in the BRM Average with respect to the 30-month certificate of deposit is 4.80% our rates in effect for that week for 36-month terms would be between 4.80% and 5.80% for purchases for less than $100,000.

However, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of six, 12, 24 or 30 months and have satisfied any requirement stated in the coupon, when rates for new purchases take effect, the rate for the initial term will be within a range from 100 basis points (1%) to 200 basis points above the average interest rate published for comparable length CDs in the BRM Average. Similarly, IDSC guarantees that, for persons who have received a special promotional coupon from IDSC for purchase of a Flexible Savings Certificate with an initial term of 18 or 36 months and have satisfied the conditions in the coupon, when rates for new purchases take effect, the rate for an initial term of 18 or 36 months will be within a range from 100 basis points (1%) to 200 basis points above the average interest rate published for 12-month CDs or 30-month CDs, respectively, in the BRM Average. For example, the coupon may require that you make a minimum investment and that you are not an existing client of American Express Financial Corporation (AEFC), American Express Financial Advisors Inc., or another subsidiary of AEFC. AEFC will select persons to receive the coupon based on a business strategy to build relationships with new clients in selected market segments who AEFC believes meet threshold requirements for such factors as household income and home values. From time to time coupons may be sent only to persons who both fit this strategy and live in particular parts of the country or are affiliated with particular organizations such as an automobile club.

From time to time, for your initial term, IDSC may offer certificates with different terms than those described above. Such terms may be from seven, 11, 13, 19, 25, 31 or 37 months. For these terms, IDSC guarantees that, for purchases of certificates for less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates published in the BRM Average for the certificates of deposit specified above that have the maturity that is closest to the term of the IDS certificate in question. If two different BRM Averages have the closest maturities, we will use the longest maturity that is shorter than the term of the IDS certificate in question. For purchases of certificates of $100,000 or more, the range for your initial term will be 65-165 basis points above the same rate. For example, in the case of a seven-month term, IDSC guarantees that, for purchases of certificates less than $100,000, your rate for your initial term will be within a range of 50-150 basis points above the rates for the six-month certificates of deposit, and for purchases of certificates for $100,000 or more, your rate for your initial term will be within a range of 65-165 basis points above the rates for the six-month certificates of deposit. Purchase of a certificate in one of these special offers may result in a later term of less than six months in order to permit your certificate to mature 20 years from its issue date. IDSC may limit the offering of these certificates to persons who have received a coupon as a promotion, based on a business strategy to build relationships with new clients in related market segments or persons who AEFC believes meet threshold requirements for such factors as household income and home values or persons who fit this strategy and live in particular areas of the country or are affiliated with particular organizations. IDSC may also offer different rates or terms to new clients, existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries, and may offer some terms only in selected distribution channels. We also may offer different rates based on your amount invested, your geographic location and whether the certificate is purchased for an IRA or for a qualified retirement account.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, AEFC or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR is available in your local library. To obtain information on current BRM Average rates, call American Express Financial Direct (AEFD) at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

     the rate in effect for your chosen term on the date of your application; or

     the rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

      the rate in effect on the date your application is accepted by IDSC; or

      the rate in effect seven days before receipt.

Except for specific promotions, IDSC guarantees an initial rate 25 basis points above the rate offered to the general public on this IDS certificate if it is purchased by using the CD transfer service offered by American Express Financial Advisors Inc. to help you transfer money from a bank or thrift CD account into IDSC investments. To be eligible for this rate, you must transfer at least $10,000 from a CD account to IDSC to purchase one or more IDS Cash Reserve Certificates and/or IDS Flexible Saving Certificates, and this rate will only apply to those certificates.

Except for specific promotions, IDSC guarantees active or retired AEFC employees, IDSC's directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales.

Promotions and pricing flexibility

From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases."

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including certificate of deposit yields as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest rate shall be declared beyond the initial term. At least six days in advance of each term, we will send you notice of the rate that your certificate will earn for that term. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Performance: From February 1993 through February 1998, IDS Flexible Savings Certificate one year yields were generally higher than average bank and thrift one year certificate of deposit yields and Super NOW accounts, as measured by the BRM Average (prior to Jan. 13, 1993, yields were measured by the BRM National IndexTM, an average of CD yields in 10 cities).

                 Yields from February 1993 through February 1998

6%                            _________IDS Flexible Savings Certificate - 1 year

4%                            .........Certificate of Deposit - 1 year

2%

                   Two lines comparing the yields for one-year IDS Flexible Savings Certificate against those of one-year certificates of deposit with Flexible's yield generally above the CD's

`93             `94            `95            `96            `97             `98

The graph compares past yields and should not be considered a prediction of future performance.

Additional investments

You may make investments within 15 calendar days after the end of a term (the grace period). Investments added to your certificate during the grace period will increase the principal balance for purposes of the 25% add-on feature described below and the 10% withdrawal feature described under "Full and partial withdrawals." Additional investments may be in any amount so long as your total investment, less withdrawals, does not exceed $1 million (unless you receive prior authorization from IDSC to invest more). You will earn interest on additional investments from the date we accept them. IDSC will send a confirmation of additional investments.

Add-on feature: You may also add to your certificate during the term. These additional investments may not exceed 25% of the certificate's principal balance at the end of the grace period. This principal includes the balance at the end of the previous term, plus or minus any deposits or withdrawals during the grace period.

Any add-on or withdrawal during the grace period will change the principal amount used to determine the amount available for the 25% add-on feature.

For example, suppose your original balance is $9,000. During the grace period, you add $1,000. At any time during the current term, you could add up to 25% of principal ($9,000 + $1,000 = $10,000), or $2,500 to your certificate.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the additional investment is accepted.

How to invest your funds

Buying your certificate

To open an account with us and purchase a certificate, fill out and submit an application. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security or Employer Identification Number). See "Taxes on your earnings."

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

      first from interest credited during the current term;

      then from the principal of your certificate.

Any additional investments or withdrawals during a term are added to or deducted from the principal and are used in determining any withdrawal charges.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term and over 10% of the certificate's principal, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $20,000 in a certificate and select a two-year term. A little over a year later assume you have earned $1,600 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $5,000 check. The first $1,600 paid to you is interest earned that term, the next $2,000 is 10% of principal, and not subject to the withdrawal penalty, and the remaining $1,400 paid to you is principal over the 10% limit. We would send you a check for $5,000 and deduct a withdrawal charge of $28.00 ($1,400 x 2%) from the remaining balance of your certificate account. Your new balance would be $16,572 ($21,600 - $5,028).

Total investments                                                                         $20,000.00
Interest credited                                                                        $  1,600.00
                                                                                         -----------
Total balance                                                                             $21,600.00

Requested check                                                                            $5,000.00
Credited interest withdrawn                                                               ($1,600.00)
10 percent of principal -- not subject to penalty                                         ($2,000.00)
                                                                                          -----------

Remaining portion of requested withdrawal - subject to penalty                             $1,400.00
Withdrawal penalty percent                                                                      2.00%
Actual withdrawal penalty                                                                $     28.00

Balance prior to withdrawal                                                               $21,600.00
Requested withdrawal check                                                                ($5,000.00)
Withdrawal penalty                                                                      ($     28.00)
                                                                                        -------------
Total balance after withdrawal                                                            $16,572.00

Additionally, if you withdraw during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: There is never a penalty for withdrawal of interest. In addition, you may withdraw up to 10% of your principal during the term without a withdrawal penalty. The principal available for the 10% no-penalty withdrawal feature is the balance in the certificate at the beginning of the term plus or minus any deposits or withdrawals made during the grace period.

The following example demonstrates how this feature works:

Suppose your certificate balance is $1,000. During the grace period you add $500, bringing the principal to $1,500. At any time during the term you could withdraw up to $150 of principal with no penalty.

Any additional investments or withdrawals following the grace period will not change the principal amount used to determine the amount available for the 10% no-penalty withdrawal feature.

The 2% penalty is waived upon death of the certificate owner. We will also waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

For more information on withdrawal charges, talk with your American Express financial advisor or call the Client Service Organization at the number on the back cover.

When your certificate term ends

Shortly before the end of the term you have selected for your certificate, we will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends we will automatically renew your certificate for the standard term (six, 12, 24, 30 or 36 month) nearest in length to your initial term. If your initial term is equidistant from two standard terms, we will automatically renew your certificate to the term with the longest maturity that is shorter than your initial term. If you wish to select a different term, you must notify us in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term. However, you will lose any interest accrued since the end of the term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the certificate."

Other full and partial withdrawal policies:

      If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. A check may be mailed earlier if the bank provides evidence that your check has cleared.

      If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

      Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Retirement plans: special policies

      If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

      If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

      The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

      Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

      We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

      If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

      The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding: As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN) -- either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account.

If you don't provide the TIN, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

      a $50 penalty for each failure to supply your correct TIN;

     a civil penalty of $500 if you make a false statement that results in no backup withholding; and

      criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                              Use the Social Security or Employer Identification
                                                       Number of:

------------------------------------------------------ -----------------------------------------------------

Individual or joint account                            The individual or individuals listed on the account

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Custodian account of a minor                           The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------ -----------------------------------------------------





------------------------------------------------------ -----------------------------------------------------

A living trust                                         The grantor-trustee
                                                       (the person who puts the money into the trust)

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

An irrevocable trust, pension trust or estate          The legal entity
                                                       (not the personal representative or trustee, unless
                                                       no legal entity is designated in the account title)

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Sole proprietorship                                    The owner

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Partnership                                            The partnership

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Corporate                                              The corporation

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Association, club or tax-exempt organization           The organization

------------------------------------------------------ -----------------------------------------------------

For details on TIN requirements, call 800-297-7378 or ask your financial consultant for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States, you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is given on the basis of current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor regarding their own position.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

How your money is used and protected

Invested and guaranteed by IDSC

The IDS Flexible Savings Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1997.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

      interest to certificate owners; and

     various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC).

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Flexible Savings Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1997, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1997:

Type of investment                                     Net amount invested

Government agency bonds Corporate and other bonds Preferred stocks Mortgages Municipal bonds Cash and cash equivalents

As of Dec. 31, 1997 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1997 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money -
From time to time we have established a line of credit if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

Certain investment considerations

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of a company to pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's Portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1997, IDSC held about __% of its investment portfolio (including bonds, preferred stocks, mortgages and cash equivalents) in investments rated below investment grade.

When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1997, AEFC managed investments, including its own, of more than $___ billion.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

     travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

     international banking services (through American Express Bank Ltd. and its subsidiaries)

About AESC

AESC is a wholly owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of the fiscal year ended Dec. 31, 1997, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1997, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

      providing investment research;

      making specific investment recommendations; and

      executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                                   Percentage of total book value

First $250 million                                                         0.75%
Next 250 million                                                           0.65
Next 250 million                                                           0.55
Next 250 million                                                           0.50
Any amount over 1 billion                                                  0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                         Percentage of
Year                 Total fees                          included assets
1997                 $                                            %
1996                 $16,989,093                         0.50
1995                 $16,472,458                         0.50

Estimated advisory and services fees for 1998 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

      costs incurred by us in connection with real estate and mortgages;

      taxes;

      depository and custodian fees;

      brokerage commissions;

      fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

     fees and expenses of our directors who are not officers or employees of AEFC;

     provision for certificate reserves (interest accrued on certificate owner accounts); and

      expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC for the distribution of this certificate as follows:

      0.20% of the initial payment on the issue date of the certificate; and

      0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

      0.20% of the initial payment on the issue date of the certificate; and

      0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $________ during the year ended Dec. 31, 199_. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $________ during 1998.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved this distribution agreement.

Transfer Agent

Under a Transfer Agency Agreement American Express Client Service Corporation (AECSC) maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

     we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

     the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

      the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $______ during 1997 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director,   Communications  Holdings,  Inc.  Former  vice  president  and  group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

Stuart A. Sedlacek*
Born in 1957. Director since 1994.
President since 1994. Vice president - Assured Assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1993. Executive vice president - Assured Assets of IDS Life Insurance Company since 1994.

* "Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957. President since 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1997. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC and offered through AEFD:

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Staggered Stock Market Certificate - A certificate that pays interest linked to one-year stock market performance for a series of one-year terms starting every month or at other intervals the client selects.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back Cover)

Quick telephone reference

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National:  800-297-7378

TTY Service
For the hearing impaired
800-710-5260

Distributed by American Express Financial Direct
IDS Flexible Savings Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

IDS Cash Reserve Certificate
Prospectus
April 28, 1998

Earn attractive rates with ready access to your cash reserves.

IDS Cash Reserve Certificates are issued by IDS Certificate Company (IDSC). You can purchase this certificate with an initial investment of at least $1,000 or monthly investments of at least $50. Your principal and interest are guaranteed by IDSC. Your certificate earns a fixed rate of interest, declared every three months. Investments in the certificate may continue for successive three-month terms up to a total of 20 years from the issue date of the certificate. Unless you receive prior authorization from IDSC, your total investment, excluding interest earned, cannot exceed $1 million. Your interest rate will be determined as described in "About the certificate."

As is the case with other investment companies, these securities have not been approved or disapproved by the securities and exchange commission or any state securities commission, nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, backed or guaranteed or endorsed by any bank or financial institution nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

This prospectus describes terms and conditions of your IDS Cash Reserve Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Cash Reserve Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010
800-297-7378 (toll free)

Distributor:
American Express Service Corporation
IDS Tower 10
Minneapolis, MN  55440-0010

TTY numbers:
800-710-5260 (toll free)

An American Express company

Where to get information about IDSC

IDS Certificate Company is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC) and are available on the SEC Internet web site (http://www.sec.gov). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center
Suite 1300
New York, NY  10048

Midwest Regional Office
500 West Madison St.
Suite 1400
Chicago, IL  60661

Pacific Regional Office
5670 Wilshire Blvd.
11th Floor
Los Angeles, CA  90036

Initial interest rates

IDSC guarantees a fixed interest rate for each three-month term during the life of the certificate. For your initial term, IDSC guarantees that when the rate for new purchases takes effect, the rate will be within a specified range of the average rate for three-month certificates of deposit as published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408, as explained under "About the certificate."

Here are the interest rates in effect on the date of this prospectus, April 28, 1998:

Investment                           Simple                              Effective
amount                               interest rate*                      annualized yield**
------------------------------------ ----------------------------------- -----------------------------------

$50 to $999
------------------------------------ ----------------------------------- -----------------------------------

$1,000 to $24,999
------------------------------------ ----------------------------------- -----------------------------------

$25,000 or more
------------------------------------ ----------------------------------- -----------------------------------

* Rates may depend on factors described in "Rates for new purchases" under "About the certificate."

**   Assuming monthly compounding.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for later three-month terms are set at the discretion of IDSC and may also differ from the rates shown here.

We reserve the right to issue other securities with different terms.

Contents

Table of contents

About the certificate                                                         p
Investment amounts and terms                                                  p
Face amount and principal                                                     p
Value at maturity                                                             p
Receiving cash during the term                                                p
Interest                                                                      p
Rates for new purchases                                                       p
Promotions and pricing flexibility                                            p
Additional investments                                                        p

How to invest your funds                                                      p
Buying your certificate                                                       p
When your certificate term ends                                               p
Three ways to receive payment when you withdraw funds                         p
Retirement plans: special policies                                            p

Taxes on your earnings                                                        p
Retirement accounts                                                           p
Gifts to minors                                                               p
How to determine the correct TIN                                              p
Foreign investors                                                             p
Trusts                                                                        p

How your money is used and protected                                          p
Invested and guaranteed by IDSC                                               p
Regulated by government                                                       p
Backed by our investments                                                     p
Investment policies                                                           p
Certain investment considerations                                             p

How your money is managed                                                     p
Relationship between IDSC and American
   Express Financial Corporation                                              p
About American Express Service Corporation                                    p
Capital structure and certificates issued                                     p
Investment management and services                                            p
Distribution                                                                  p
Transfer Agent                                                                p
About American Express Service Corporation                                    p
Employment of other American Express affiliates                               p
Directors and officers                                                        p

Auditors                                                                      p
IDS Certificates                                                              p

Appendix                                                                      p

Annual financial information                                                  p
Summary of selected financial information                                     p
Management's discussion and analysis of financial
   condition and results of operations                                        p
Report of independent auditors                                                p

Financial statements                                                          p

Notes to financial statements                                                 p

About the certificate

Investment amounts and terms

You may purchase the IDS Cash Reserve Certificate with an initial investment of at least $1,000 or monthly investments of at least $50 through scheduled bank authorization or payroll deduction. Your total investments over the life of the certificate may not exceed $1 million unless you receive prior authorization from IDSC.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. A minimum investment of $50 per month is required for these types of accounts. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate.

The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus At the end of a term, interest credited to your account during the term minus Any interest paid to you in cash plus Any additional investments to your certificate minus Any withdrawals, fees and applicable penalties.

For example: Assume your initial investment (face amount) of $5,000 has earned $75 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $2,500 at the beginning of the next term. Your principal for the next term will equal:

                $5,000.00      Face amount (initial investment)
plus               $75.00      Interest credited to your account
minus              ($0.00)     Interest paid to you in cash
plus            $2,500.00      Additional investment to your certificate
minus              ($0.00)     Withdrawals and applicable penalties or fees
             =============
                $7,575.00      Principal at the beginning of the next term.

Value at maturity

Your certificate matures 20 years from its issue date. At maturity, the value of your certificate will be the total of your actual investment, plus credited interest not paid to you in cash, less withdrawals, penalties and fees. When your certificate matures, you will receive a distribution for your principal, plus any credited interest, less any withdrawals, penalties and fees. Bank authorizations will automatically be stopped at maturity or full withdrawal.

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in the service document.

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each three month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

      applying the interest rate then in effect to your balance each day;

      adding these daily amounts to get a monthly total; and

     subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

Rates for new purchases

When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first term. For accounts of $1,000 to $24,999.99 IDSC guarantees that this rate will be within a range from 20 basis points (0.20%) below to 80 basis points (0.80%) above the average interest rate published for three-month CDs in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average). For example, if the average rate most recently published is 4.00%, our rate in effect for that week for amounts of $1,000 to $24,999.99 would be between 3.80% to 4.80%. For accounts of $25,000 or more, this rate will be within a range from 0 basis points (0.0%) below to 100 basis points (1.00%) above the same index rate. For accounts of less than $1,000, this rate will be within a range of 125 basis points (1.25%) below to 25 basis points (0.25%) below this average interest rate.

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, American Express Financial Corporation (AEFC), or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM Average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information on the current BRM Average rates, call American Express Financial Direct (AEFD) at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

      the rate in effect on the date of your application; or

      the rate in effect on the date your application is accepted by IDSC.

However if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

      the rate in effect on the date your application is accepted by IDSC; or

      the rate in effect seven days prior to receipt.

Except for specific promotions, IDSC guarantees an initial rate 25 basis points above the rate offered to the general public on this IDS certificate if it is purchased by using the CD transfer service offered by American Express Financial Advisors Inc. to help you transfer money from a bank or thrift CD account to American Express Financial Advisors Inc. investments. To be eligible for this rate, you must transfer at least $10,000 from a CD account to IDSC to purchase one or more IDS Cash Reserve Certificates and/or IDS Flexible Savings Certificates, and this rate will only apply to those certificates.

Promotions and pricing flexibility

From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use other products or services offered by American Express Company or its affiliates. Rates also may vary depending on the amount you invest, your geographic location and whether the certificate is purchased for an IRA or qualified retirement plan account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases," above.

Rates for future terms: Interest on your certificate for future three-month terms may be greater or less than the rates you receive during the first three months. In setting future rates, a primary consideration will be the prevailing investment climate, including three-month CD rates as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month term. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another similar index as a guide for setting rates.

Performance: From February 199__ through February 199__, IDS Cash Reserve yields were generally higher than average bank and thrift three-month CD yields, as measured by the BRM Average (prior to January 13, 1993, yields were measured by the BRM National Index, an average of CD yields in 10 cities).

                Yields from February 199__ through February 199__

4%                                _________IDS Cash Reserve Certificate

3%                                .........Certificate of Deposit - Three Month

2%                                ---------Money Market Deposit Account

                   Three lines comparing the yields for IDS Cash Reserve Certificate versus money market deposit accounts and three-month certificates of deposit, with IDS Cash Reserve's line generally above the other two.

`92             `93            `94            `95            `96            `97

This graph compares past yields offered on IDS Cash Reserve Certificate to those of three-month CDs and money market deposit accounts and should not be considered a prediction of future performance.

How to invest your funds

Buying your certificate

Fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Additional investments

You may make additional investments at any time. Additional investments must be at least $50 and your total investment, less withdrawals, may not exceed $1 million (unless you receive prior authorization from IDSC to invest more). You will earn interest on additional investments from the date we accept them. IDSC will send a confirmation of additional investments.

Important: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security or Employer Identification Number). See "Taxes on your earnings."

When your certificate term ends

Shortly before the end of your certificate's term we will send you a notice indicating the interest rate that will apply to the new term. Unless you tell us otherwise, your certificate will automatically continue for another term. The interest rate that will apply to your new term will be the rate in effect on the day the new term begins. This rate of interest will not be changed during that term unless your certificate's principal falls below a break point for a lower interest rate.

Other full and partial withdrawal policies:

      If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. A check may be mailed earlier if the bank provides evidence that your check has cleared.

      If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

      Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Retirement plans: special policies

      If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

      If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to the rules outlined in the Custodial Retirement Plan document.

      The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

      Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

      If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

      The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding: As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN) -- either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account.

If you don't provide the TIN, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

      a $50 penalty for each failure to supply your correct TIN;

     a civil penalty of $500 if you make a false statement that results in no backup withholding; and

      criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                              Use the Social Security or Employer Identification
                                                       Number of:

------------------------------------------------------ -----------------------------------------------------

Individual or joint account                            The individual or individuals listed on the account

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Custodian account of a minor                           The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

A living trust                                         The grantor-trustee
                                                       (the person who puts the money into the trust)

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

An irrevocable trust, pension trust or estate          The legal entity
                                                       (not the personal representative or trustee, unless
                                                       no legal entity is designated in the account title)

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Sole proprietorship                                    The owner

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Partnership                                            The partnership

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Corporate                                              The corporation

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Association, club or tax-exempt organization           The organization

------------------------------------------------------ -----------------------------------------------------

For details on TIN requirements, call 800-297-7378 or ask your financial consultant for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States, you must supply AEFD with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is given on the basis of current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor regarding their own position.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

How your money is used and protected

Invested and guaranteed by IDSC

The IDS Cash Reserve Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 199_.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

      interest to certificate owners; and

     various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC).

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Cash Reserve Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1997, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1997:

Type of investment                                     Net amount invested

Government agency bonds Corporate and other bonds Preferred stocks Mortgages Municipal bonds Cash and cash equivalents

As of Dec. 31, 1997 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1997 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money -
From time to time we have established a line of credit if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with [IDSC's/the Issuer's] assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of

IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

Certain investment considerations

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of a company to pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's Portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1997, IDSC held about __% of its investment portfolio (including bonds, preferred stocks, mortgages and cash equivalents) in investments rated below investment grade.

When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1997, AEFC managed investments, including its own, of more than $___ billion.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

     travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

     international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International).

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of Dec. 31, 1997, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1997, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

      providing investment research;

      making specific investment recommendations; and

      executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                                   Percentage of total book value

First $250 million                                              0.75%
Next 250 million                                                0.65
Next 250 million                                                0.55
Next 250 million                                                0.50
Any amount over 1 billion                                       0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                           Percentage of
Year                   Total fees                          included assets
1997                   $
1996                   $16,989,093
1995                   $16,472,458

Estimated advisory and services fees for 1997 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

      costs incurred by us in connection with real estate and mortgages;

      taxes;

      depository and custodian fees;

      brokerage commissions;

      fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

     fees and expenses of our directors who are not officers or employees of AEFC;

     provision for certificate reserves (interest accrued on certificate owner accounts); and

      expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC for the distribution of this certificate as follows:

      0.20% of the initial payment on the issue date of the certificate; and

      0.20% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

      0.20% of the initial payment of the issue date of the certificate; and

      0.20% of the certificates reserve at the beginning of the second and subsequent quarters from the issue date.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $__________ during the year ended Dec. 31, 1997. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $__________ during 1998.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved this distribution agreement.

Transfer Agent

Under a Transfer Agency Agreement American Express Client Service Corporation (AECSC) maintains certificate owner accounts and records. IDSC pays AESC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

     we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

     the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

      the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $______ during 1997 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director,   Communications  Holdings,  Inc.  Former  vice  president  and  group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

Stuart A. Sedlacek*
Born in 1957. Director since 1994.
President since 1994. Vice president - Assured Assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1993. Executive vice president - Assured Assets of IDS Life Insurance Company since 1994.

* "Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957. President since 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

The Issuer has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1997. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC and offered through AEFD: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Staggered Stock Market Certificate - A certificate that pays interest linked to one-year stock market performance for a series of one-year terms starting every month or at other intervals the client selects.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back Cover)

Quick telephone reference

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National:  800-297-7378

TTY Service
For the hearing impaired
800-710-5260

Distributed by American Express Financial Direct

IDS Flexible Savings Certificate
IDS Tower 10
Minneapolis, MN 55440-0010

IDS Installment Certificate
Prospectus
April 28, 1998

Earn attractive rates while you build your savings.

IDS Installment Certificates are issued by IDS Certificate Company (IDSC). You can purchase this certificate with monthly investments of at least $50 but not more than $5,000 (unless you receive prior authorization from IDSC to invest more). Your principal is guaranteed by IDSC. Your certificate earns interest, which is declared every three months, guaranteed for a three-month period and compounded monthly. In addition, you may receive bonus interest payments if you make regular investments for specified periods. Your certificate matures 10 years from its issue date.

As is the case with other investment companies, these securities have not been approved or disapproved by the securities and exchange commission or any state securities commission, nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, backed or guaranteed or endorsed by any bank or financial institution nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

This prospectus describes terms and conditions of your IDS Installment Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Installment Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010
800-297-7378 (toll free)

Distribution:
American Express Service Corporation
IDS Tower 10
Minneapolis, MN  55440-0010

TTY numbers:
800-710-5260 (toll free) (612) 671-7066

An American Express company

Where to get information about IDSC

IDS Certificate Company is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC) and are available on the SEC Internet web site (http://www.sec.gov). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center
Suite 1300
New York, NY  10048

Midwest Regional Office
500 West Madison St.
Suite 1400
Chicago, IL  60661

Pacific Regional Office
5670 Wilshire Blvd.
11th Floor
Los Angeles, CA  90036

Initial interest rates

IDSC guarantees a fixed rate of interest for each three-month period during the life of your certificate. The rate for your first three months will be within a specified range of the average rate for bank money market accounts published in the most recent BANK RATE MONITOR Top 25 Market AverageTM, North Palm Beach, FL 33408, as explained under "About the certificate," below.

Here are the interest rates in effect on the date of this prospectus, April 28, 1997:

--------------------------------------------------------------------------------

Simple interest rate                                         ________%
--------------------------------------------------------------------------------

Effective annualized yield*                                  ________%
--------------------------------------------------------------------------------
*Assuming monthly compounding.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for later three-month periods are set at the discretion of IDSC and may also differ from the rates shown here.

We reserve the right to issue other securities with different terms.

Contents

Table of contents

About the certificate                                                        p
Investment amounts                                                           p
Face amount and principal                                                    p
Value at maturity                                                            p
Receiving cash during the term                                               p
Interest                                                                     p
Rates for new purchases                                                      p
Bonus payments                                                               p
Calculating your bonus                                                       p

How to invest your funds                                                     p
Three ways to receive payment when you withdraw funds                        p
Retirement plans: special policies                                           p

Taxes on your earnings                                                       p
Retirement accounts                                                          p
Gifts to minors                                                              p
How to determine the correct TIN                                             p
Foreign investors                                                            p
Trusts                                                                       p

How your money is used and protected                                         p
Invested and guaranteed by IDSC                                              p
Regulated by government                                                      p
Backed by our investments                                                    p
Investment policies                                                          p
Certain investment considerations                                            p

How your money is managed                                                    p
Relationship between IDSC and American
   Express Financial Corporation                                             p
About American Express Service Corporation                                   p
Capital structure and certificates issued                                    p
Investment management and services                                           p
Distribution                                                                 p
Transfer Agent                                                               p
About American Express Service Corporation                                   p
Employment of other American Express affiliates                              p
Directors and officers                                                       p
Auditors                                                                     p
IDS Certificates                                                             p

Appendix                                                                     p

Annual financial information                                                 p
Summary of selected financial information                                    p
Management's discussion and analysis of financial
   condition and results of operations                                       p
Report of independent auditors                                               p

Financial statements                                                         p

Notes to financial statements                                                p

About the certificate

Investment amounts

IDSC offers the IDS Installment Certificate for scheduled monthly purchase payment installments of at least $50 but not more than $5,000 payable in U.S. currency. You may also make additional lump-sum investments in any amount, as long as these investments plus your scheduled payments over the life of the certificate do not total more than $600,000.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of your certificate is the total of your scheduled monthly investments during its 10-year life. The minimum face amount is $6,000 or the total of 120 monthly investments of $50 each. Your maximum face amount cannot exceed $600,000. Your principal is the amount you actually invest over the life of the certificate, less any withdrawals of your investments, and penalties and fees. It is guaranteed by IDSC.

Value at maturity

Your certificate matures 10 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your actual investments, plus credited interest not paid to you in cash and any bonus payments, less withdrawals, penalties and fees.

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in the service document.

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each three month term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

      applying the interest rate then in effect to your balance each day;

      adding these daily amounts to get a monthly total; and

     subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

Rates for new purchases

When your application is accepted, and we have received your initial investment, we will send you a confirmation showing the rate that your investment will earn for the first three-month period. IDSC guarantees that this rate will be within a range from 25 basis points (0.25%) below to 75 basis points (0.75%) above the average interest rate for bank money market deposit accounts published in the BANK RATE MONITOR Top 25 Market AverageTM (the BRM Average) on the first day of the period the rate is declared for. For example, if the average rate most recently published is 2.75%, our rate in effect for a one-week period beginning on the Wednesday after that publication would be between 2.50 and 3.50%.
(Bank money market deposit accounts are government insured.)

The BANK RATE MONITOR is a weekly magazine published in North Palm Beach, FL 33408, by Advertising News Service Inc., an independent national news organization that collects and disseminates information about bank products and interest rates. Advertising News Service Inc. has no connection with IDSC, American Express Financial Corporation (AEFC), or any of their affiliates.

The BRM Average is an index of rates and annual effective yields offered on various length certificates of deposit by large banks and thrifts in 25 metropolitan areas. The frequency of compounding varies among the banks and thrifts. Certificates of deposit in the BRM average are government insured fixed-rate time deposits.

The BANK RATE MONITOR may be available in your local library. To obtain information on the current BRM Average rates, call American Express Financial Direct (AEFD) at the telephone numbers listed on the back cover between 8 a.m. and 6 p.m. your local time.

Rates for new purchases are reviewed and may change weekly. Normally, the rate you receive will be the higher of:

      the rate in effect on the date of your application; or

      the rate in effect on the date your application is accepted by IDSC.

However, if your application bears a date more than seven days before its receipt by IDSC, the rate you receive will be the higher of:

      the rate in effect on the date your application is accepted by IDSC; or

      the rate in effect seven days prior to receipt.

Active or retired American Express employees, IDSC directors, American Express financial advisors, their immediate families and any U.S. employee of any affiliated company of IDSC are guaranteed an initial rate 75 basis points above the rate offered to the general public, reflecting the lower distribution costs associated with such sales.

Rates for future periods: Interest on your certificate for future three-month periods may be greater or less than the rates you receive during the first three months. In setting future interest rates, a primary consideration will be the prevailing investment climate, including bank money market deposit account average rates as reflected in the BRM Average. Nevertheless, we have complete discretion as to what interest shall be declared beyond the initial three-month period. At least six days in advance of each three-month period, we will send you notice of the rate that your certificate will earn for that period. If the BRM Average is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Promotions and pricing flexibility:

From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company or its affiliates.

We also may offer different rates based on your amount invested, maturity selected, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, rates will be within the range of rates described under "Rates for new purchases," above.

Performance: From February 199__ through February 199__, IDS Installment certificate yields were generally higher than average bank money market deposit accounts and Super Now accounts, as measured by the BRM Average (prior to Jan. 13, 1993, yields were measured by the BRM National IndexTM, an average of CD yields in 10 cities).

                Yields from February 199__ through February 199__

4%                                   _________IDS Installment Certificate

3%                                   .........Money Market Deposit Account

2%                                   ---------Super NOW Account

                   Three lines comparing the yields for IDS Installment Certificate against those of money market and Super NOW accounts with Installment's yield generally above the other two lines.

`92             `93            `94            `95            `96            `97

The graph compares past yields and should not be considered a prediction of future performance. The Installment Certificate's yields reflect its former policy, in effect through April 1992, of compounding interest rates each calendar quarter. Monthly compounding is reflected from February 199__ through February 199__.

Bonus payments

If you meet our requirements for your investments, IDSC will pay you a monthly bonus for a period of time. Your bonus will be a percentage of your weighted average monthly investment (WAMI). This percentage may increase from time to time if you continue to meet our requirements, including maintaining a minimum balance. These requirements are set out in the table below. All the periods of 12 months mentioned in the table must begin and end on the date we issue your certificate or an annual anniversary of that date.

To be eligible for this bonus for     You must meet these requirements:
12 months:

5% annualized bonus payment on your   During a 12-month period, you must make
WAMI                                  one or more payments totaling at least
                                      $600. In a subsequent 12-month period, you must make payments totaling at least an additional $600 for a total principal amount invested of $1,200, not including interest. The two 12-month periods do not have to be consecutive. Further the first
                                      12-month period does not have to be the
                                      year beginning with your first investment.
                                      This bonus may be earned in any
                                      certificate year from your second through your ninth year.

8% annualized bonus payment on your   During a 12-month period subsequent to
WAMI                                  your qualification for the 5% annualized
                                      bonus payments, you must make one or
                                      more payments
                                      totaling at least $600 for a total
                                      principal amount invested of $1,800, not including interest. This bonus may be earned in any certificate year from your third through your ninth certificate year.

10% annualized bonus payment on       During a 12-month period subsequent to
your WAMI                             your qualification for the 8% annualized
                                      bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $2,400, not including interest. This bonus may be earned in any certificate year from your fourth through your ninth certificate year.

20% annualized bonus payment on       During a 12-month period subsequent to
your WAMI                             your qualification for the 10% annualized
                                      bonus payments, you must make one or more payments totaling at least $600 for a total principal amount invested of $3,000, not including interest. This bonus may be earned in any certificate year from your fifth through your ninth certificate year.

The rate in the remaining years following attainment of the 20% bonus is comparable to a fixed rate investment. It may be obtained as soon as your seventh certificate year or as late as your tenth certificate year.

Bonus payments are credited to your account at the end of each certificate month. They immediately become part of your balance and begin to earn interest.

The illustrations below show the cumulative effect of bonus payments on a hypothetical investment. Suppose you invest $100 per month, receive interest at a constant rate of 2.96% (an effective annual yield of 3.00%, assuming a Jan. 1 purchase) and make no additional lump-sum investments and no withdrawals. (The rate and yield are for illustration only and may not be in effect when you purchase your certificate.) Your interest, balance and average annual yield would increase as follows:

                         Installment Certificate Example

$8,000                               ***Amount Paid In
                                     .......Interest
$6,000                               -----Bonus

$4,000

$2,000             Graph shows the effect of cumulative interest and bonus earned on an account from zero through 72 months

       6       12       18       24       30       36       42       48       54       60       66       72

Installment Certificate example

                           Without bonus                    Added by bonus            Total with bonus
               Cumulative   Cumulative    Balance      Cumulative    Cumulative   Balance       Average
               investments  interest on                bonus         interest                   annual
                            investments                              on bonus                   yield*
-------------- ------------ ------------- ------------ ------------- ------------ ------------- ------------
 1st year end   $1,200.00     $ 19.42     $1,219.42      $  0.00       $ 0.00     $1,219.42       3.00%
-------------- ------------ ------------- ------------ ------------- ------------ ------------- ------------
 2nd year end    2,400.00       75.42      2,475.42         0.00         0.00      2,475.42       3.00
-------------- ------------ ------------- ------------ ------------- ------------ ------------- ------------
 3rd year end    3,600.00      169.11      3,769.11        60.00         0.97      3,830.08       4.06
-------------- ------------ ------------- ------------ ------------- ------------ ------------- ------------
 4th year end    4,800.00      301.62      5,101.00       156.00         4.35      5,261.97       4.54
-------------- ------------ ------------- ------------ ------------- ------------ ------------- ------------
 5th year end    6,000.00      474.11      6,474.11       276.00        11.10      6,761.21       4.72
-------------- ------------ ------------- ------------ ------------- ------------ ------------- ------------
-------------- ------------ ------------- ------------ ------------- ------------ ------------- ------------
 6th year end    7,200.00      687.78      7,887.78       516.00        23.60      8,427.38       5.18
-------------- ------------ ------------- ------------ ------------- ------------ ------------- ------------

* Average from date of issue to end of year indicated.

Important: The increase in yield that you receive from bonus payments may be more or less than in the example, depending upon interest rates during the six years following issue of your certificate. If actual interest rates are higher than in the example, the effect of the bonus will be less. For example, at a 7.00% interest rate, bonus payments would raise the certificate's average annual yield from issue through year six by 2.06%, compared to 2.18% (5.18 - 3.00) in the example. If actual interest rates are lower than in the example, the increase in the average annual yield would be somewhat more than 2.18%.

Calculating your bonus

To determine your bonus we:

      first calculate your average monthly investment over the life of your certificate, weighting it to reflect the amount of time each dollar has been invested (your weighted average monthly investment). Money invested early is given more weight than money invested later.

      then calculate your monthly bonus as a specified percentage of your weighted average monthly investment.

Here is an example to illustrate the two calculations: Suppose you make 24 consecutive monthly investments - $100 per month for the first six months and $150 per month thereafter (a total of $3300).

                             Calculating your bonus

--------------------------- -------------------------- -------------------------- --------------------------
          Month                    Investment                 Months Held                 Weighted
                                                                                            Value
--------------------------- -------------------------- -------------------------- --------------------------
           1                          100           x            24           =             $2,400
           2                          100                        23                          2,300
           3                          100                        22                          2,200
           4                          100                        21                          2,100
           5                          100                        20                          2,000
           6                          100                        19                          1,900
           7...                       150                        18...                       2,700
           24                         150                        1                             150
--------------------------- -------------------------- -------------------------- --------------------------
           Sum                 $3,300 Total amount               300                       $38,550
                             invested over 24 months
--------------------------- -------------------------- -------------------------- --------------------------

1.       Calculate the weighted value of each month's investment.

     Multiply the amount invested ($100) by the number of months it is held - 24 months for the first $100, 23 months for the second, etc.

     Example: Amount invested in month 1 is $100. The investment will be held 24 months. $100 x 24 months = $2,400 monthly weighted value.

2.       Add the weighted values:

     $2,400 + $2,300 + $2,200 + ...$150 = $38,550 is the total weighted value of the investment.

3.       Add the number of months held:

         24 + 23 + 22 + ...1 = 300.
         300 is the total number of months the investment is held.

4. Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

     $38,550 / 300 = $128.50 is your weighted average monthly investment (WAMI) at the end of 24 months.

5. Multiply your WAMI by the applicable bonus percentage (5% in the third year):

     5% of $128.50 = $6.43. $6.43 is your bonus payment each month in year three, a total of $77 for the year.

Here is another example: Suppose you make one investment of $600 in the first month then your next investment is $600 in the 24th month (a total of $1,200).

--------------------------- -------------------------- -------------------------- --------------------------
          Month                    Investment                 Months Held                 Weighted
                                                                                            Value
--------------------------- -------------------------- -------------------------- --------------------------
           1                          600           x            24           =            $14,400
           2                             0                       23                              0
           3                             0                       22                              0
           4                             0                       21                              0
           5                             0                       20                              0
           6                             0                       19                              0
           7...                          0                       18                              0
           24                          600                       1                             600
--------------------------- -------------------------- -------------------------- --------------------------
           Sum                 $1,200 Total amount               300                       $15,000
                             invested over 24 months
--------------------------- -------------------------- -------------------------- --------------------------

1.       Calculate the weighted value of each month's investment.

         Multiply the amount invested ($600) by the number of months it is held.

     Example: Amount invested in month 1 is $600. The investment will be held 24 months. $600 x 24 months = $14,400 monthly weighted value.

2.       Add the weighted values:

         $14,400 + 0 + $600 = $15,000.
         $15,000 is the total weighted value of the investment.

3.       Add the number of months held:

         24 + 23 + 22 + ...1 = 300.
         300 is the total number of months the investment is held.

4. Divide the total weighted value of the investment (step 2) by the total number of months the investment is held (step 3):

     $15,000 / 300 = $50 is your weighted average monthly investment (WAMI) at the end of 24 months.

5. Multiply your WAMI by the applicable bonus percentage (5% in the third year):

     5% of $50 = $2.50. $2.50 is your bonus payment each month in year three, a total of $30 for the year.

This procedure is repeated in months 36, 48 and 60 to calculate your weighted average monthly investment from issue through years three, four and five, respectively assuming you maintain your regular monthly payments. These weighted averages are then multiplied by the applicable percentages - 8%, 10% and 20% to determine monthly bonus payments for years four, five and six, respectively.

Effect of partial withdrawals: If you withdraw part of your principal, you will not receive credit toward a bonus for the sum(s) you withdraw or at all, since you would not qualify for the bonus for the year if the value drops below the required amount at the required time. In effect, you reduce the size of the bonus you are eligible to receive. This is because removing principal will reduce the weighted value of your investment. The weighted value will decrease in proportion to the amount of principal you withdraw. Using the example above, if you withdrew $1,000 of the principal before the end of the 24th month, your total investment would decrease by 30.3% ($1,000/3,300=.303); therefore the reduction factor you will use to figure out the amount of your reduced bonus is
 .303.

To figure out how much your bonus will be, follow these steps:

1. Multiply the original total weighted value (see original example) of your investment by the reduction factor calculated above.

         $38,550 x .303 = $11,680.65.

2. Subtract the number calculated in Step 1 from the original total weighted value of your investment.

         $38,550 - 11,680.65 = $26,869.35.

     The new weighted value of your investment after making the $1,000 withdrawal is $26,869.35.

3. Divide the new weighted value of your investment by the total number of months held (300 in this example).

         $26,869/300 = $89.56.

         Your new weighted average monthly investment (WAMI) is $89.56.

4. Multiply the new WAMI by the applicable bonus percentage. In this example, 5% is the bonus because that is the amount on the third year bonus.

         $89.56 x .05 = $4.48, or $53.76 total bonus for the year.

Withdrawals may also affect your eligibility for bonus payments in the third through sixth years. To remain eligible your balance at the end of a relevant 12 month period must be at least equal to the amount set out in the table under "Bonus payments" above. You will become ineligible if withdrawals reduce your balance below this level at the end of a relevant 12-month period.

Other eligibility policies: If you have not made the required minimum investments specified earlier, you may not receive bonus payments in the year bonuses would otherwise be paid. But you may become eligible during the next bonus period by making the required investments in the next year. For example, assume that you make the required investments for the first 24 months and receive bonus payments in the third year. But during the third year, you make payments of only $400, so the total principal invested is $1,600 instead of the required $1,800. In that case, you would not receive the bonus payments that would normally be made in the fourth year. However, if you make all your regular monthly investments in the fourth year, and your account principal balance reaches the required equivalent of 36 investments of $50 per month ($1,800 at the end of the fourth year), then you would qualify for 8% bonus payments in year five, based on the new weighted average monthly investment.

Interest rate from years seven through 10: This may be as soon as year seven or as late as year ten. A rate will be declared during the next month in which you receive a bonus payment and will be guaranteed by IDSC for a three-month period starting in the next month. Thereafter, the rate will be declared every three months and guaranteed for three-month periods.

How to invest your funds

Buying your certificate

Fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and showing the rate of interest for your first three months as described under "Rates for new purchases," above. See "Purchase policies" below.

Important: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security or Employer Identification Number). See "Taxes on your earnings." Once your account is set up, there are several convenient ways to make monthly investments.

Penalties for early withdrawal: If you withdraw money within three years after the certificate was purchased, you will pay a penalty of 2% of the principal withdrawn. The 2% penalty is waived upon death of the certificate owner. We also will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions. See "Retirement plans: special policies" below.

When you request a full or partial withdrawal, we pay the amount you request:

      first from interest and bonus payments credited to your account;

      then from the principal of your certificate.

For example, suppose this is your balance at the end of the second year:

Total investments                                                                       $   7,200.00
Interest and bonus credited                                                             $     488.61
Total balance                                                                           $   7,688.61

If you request a $1,000 check, we would withdraw funds in this order:

Credited interest and bonus                                                             $     488.61
Withdrawal of principal                                                                 $     511.39
Total requested withdrawal                                                              $   1,000.00





In addition, we would have to withdraw funds to cover the full withdrawal penalty:

Principal withdrawn                                                                     $     511.39
Withdrawal penalty %                                                                            2%
Withdrawal penalty                                                                      $      10.23

The total transaction would be:

Beginning balance                                                                       $   7,688.61
Credited interest and bonus withdrawn                                                   $    (488.61)
Principal withdrawn                                                                     $    (511.39)
Withdrawal penalty (also from principal)                                                $     (10.23)
Remaining balance                                                                       $   6,678.38

Loss of Interest: If you make a withdrawal at any time other than the last day of the certificate month, you will lose interest accrued on the withdrawal amount since the end of the last certificate month.

Other full and partial withdrawal policies:

      If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. A check may be mailed earlier if the bank provides evidence that your check has cleared.

      If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

      Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Retirement plans: special policies

      If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

      If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

      The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

      Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

      We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

      If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

      The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Taxes on your earnings

The bonus payments and interest on your certificate, including interest on bonus payments, are taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding: As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN) -- either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account.

If you don't provide the TIN, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

      a $50 penalty for each failure to supply your correct TIN;

     a civil penalty of $500 if you make a false statement that results in no backup withholding; and

      criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                              Use the Social Security or Employer Identification
                                                       Number of:

------------------------------------------------------ -----------------------------------------------------

Individual or joint account                            The individual or individuals listed on the account

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Custodian account of a minor                           The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

A living trust                                         The grantor-trustee
                                                       (the person who puts the money into the trust)

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

An irrevocable trust, pension trust or estate          The legal entity
                                                       (not the personal representative or trustee, unless
                                                       no legal entity is designated in the account title)

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Sole proprietorship                                    The owner

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Partnership                                            The partnership

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Corporate                                              The corporation

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Association, club or tax-exempt organization           The organization

------------------------------------------------------ -----------------------------------------------------

For details on TIN requirements, call 800-297-7378 or ask your financial consultant for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States, you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is given on the basis of current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor regarding their own position.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

How your money is used and protected

Invested and guaranteed by IDSC

The IDS Installment Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of AEFC. We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 1997.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

      interest to certificate owners; and

     various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC).

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Installment Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 1997, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1997:

Type of investment                                     Net amount invested

Government agency bonds Corporate and other bonds Preferred stocks Mortgages Municipal bonds Cash and cash equivalents

As of Dec. 31, 1997 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 1997 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money -
From time to time we have established a line of credit if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the

U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

Certain investment considerations

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of a company to pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's Portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1997, IDSC held about __% of its investment portfolio (including bonds, preferred stocks, mortgages and cash equivalents) in investments rated below investment grade.

When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 199_, AEFC managed investments, including its own, of more than $___ billion.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

     travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

     international banking services (through American Express Bank Ltd. and its subsidiaries).

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of Dec. 31, 1997, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1997, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

      providing investment research;

      making specific investment recommendations; and

     executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or IDSC as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                                  Percentage of total book value

First $250 million                                           0.75%
Next 250 million                                             0.65
Next 250 million                                             0.55
Next 250 million                                             0.50
Any amount over 1 billion                                    0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                               Percentage of
Year                       Total fees                          included assets
1997                       $                                            %
1996                       $16,989,093                         0.50
1995                       $16,472,458                         0.50

Estimated advisory and services fees for 1998 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

      costs incurred by us in connection with real estate and mortgages;

      taxes;

      depository and custodian fees;

      brokerage commissions;

      fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

     fees and expenses of our directors who are not officers or employees of AEFC;

     provision for certificate reserves (interest accrued on certificate owner accounts); and

     expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through AEFD, we pay AESC a fee every month of 2.5% of all payments received during the month. This fee is paid on all payments received on or after issue of your certificate until the certificate's maturity date.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay a fee every month of 2.5% of all payments received during the month. This fee is paid on all payments received on or after issue of your certificate until the certificate's maturity date.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $________ during the year ended Dec. 31, 1997. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $________ during 1998.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. and AESC pay other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc., AESC or IDSC, approved this distribution agreement.

Transfer Agent

Under a Transfer Agency Agreement American Express Client Service Corporation
(AESC) maintains certificate owner accounts and records. IDSC pays AESC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

     we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

     the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

      the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $______ during 1997 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director,   Communications  Holdings,  Inc.  Former  vice  president  and  group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

Stuart A. Sedlacek*
Born in 1957. Director since 1994.
President since 1994. Vice president - Assured Assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1993. Executive vice president - Assured Assets of IDS Life Insurance Company since 1994.

* "Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957. President since 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 199_. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC and offered through AEFD: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Preferred Investors Certificate - A single payment certificate that combines a competitive fixed rate of return with IDSC's guarantee of principal for large investments of $250,000 to $5 million.

IDS Staggered Stock Market Certificate - A certificate that pays interest linked to one-year stock market performance for a series of one-year terms starting every month or at other intervals the client selects.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back Cover)

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National:  800-297-7378

TTY Service
For the hearing impaired
800-710-5260

Distributed by American Express Financial Direct
IDS Installment Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

IDS Preferred Investors Certificate
Prospectus
April 28, 1998

Combines a competitive fixed rate of return with principal guaranteed by IDS Certificate Company.

IDS Preferred Investors Certificates are issued by IDS Certificate Company
(IDSC). You may purchase this certificate by selecting a term of one, two, three, six, 12, 24, or 36 months and an initial investment of at least $250,000 but not more than $5 million (unless you receive prior authorization from IDSC to invest more). Your principal and interest are guaranteed by IDSC. IDSC guarantees a fixed rate of interest depending upon the term you select. You may invest in successive terms up to a total of 20 years from the issue date of the certificate. Your interest rate will be determined as described in "About the certificate."

As is the case with other investment companies, these securities have not been approved or disapproved by the securities and exchange commission or any state securities commission, nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed by IDSC's investments on deposit rather than guaranteed or insured by the government or someone else. See "Invested and guaranteed by IDSC" and "Regulated by government" under "How your money is used and protected."

IDS Certificate Company is not a bank or financial institution, and the securities it offers are not deposits or obligations of, backed or guaranteed or endorsed by any bank or financial institution nor are they insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

This prospectus describes terms and conditions of your IDS Preferred Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the IDS Preferred Investors Certificate as described in the prospectus, or to bind IDSC by any statement not in it.

IDS Certificate Company
IDS Tower 10
Minneapolis, MN  55440-0010
800-297-7378 (toll free)

Distributor:
American Express Service Corporation
IDS Tower 10
Minneapolis, MN  55440-0010

TTY numbers:
800-710-5260 (toll free) (612) 671-7066

An American Express company

Where to get information about IDSC

IDS Certificate Company is subject to the reporting requirements of the Securities Exchange Act of 1934. Reports and other information on IDSC are filed with the Securities and Exchange Commission (SEC) and are available on the SEC Internet web site (http://www.sec.gov). Copies can be obtained from the Public Reference Section of the SEC, 450 5th St., N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Or you can inspect and copy information in person at the SEC's Public Reference Section and at the following regional offices:

Northeast Regional Office
7 World Trade Center
Suite 1300
New York, NY  10048

Midwest Regional Office
500 West Madison St.
Suite 1400
Chicago, IL  60661

Pacific Regional Office
5670 Wilshire Blvd.
11th Floor
Los Angeles, CA  90036

Initial interest rates

IDSC guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates, generally referred to as the London Interbank Offered Rates (LIBOR), as explained under "About the certificate."

Here are the interest rates in effect on the date of this prospectus, April 28, 1997:

                                                   Simple                            Effective
                                                  interest                           annualized
Term                                               rate*                              yield**
------------------------------------ ----------------------------------- -----------------------------------

   1-month
------------------------------------ ----------------------------------- -----------------------------------

   2-month
------------------------------------ ----------------------------------- -----------------------------------

   6-month
------------------------------------ ----------------------------------- -----------------------------------

  12-month
------------------------------------ ----------------------------------- -----------------------------------

  24-month
------------------------------------ ----------------------------------- -----------------------------------
------------------------------------ ----------------------------------- -----------------------------------

  36-month
------------------------------------ ----------------------------------- -----------------------------------

* These are the rates for investments of $250,000. Rates may depend on the factors described in "Rates for new purchases" and "Promotions and pricing flexibility" under "About the certificate."

**   Assuming monthly compounding for 12 months and a $250,000 purchase.

These rates may or may not be in effect when you apply to purchase your certificate. Rates for future terms are set at the discretion of IDSC and may also differ from the rates shown here.

We reserve the right to issue other securities with different terms.

Contents

Table of contents

About the certificate                                                        p
Investment amounts and terms                                                 p
Face amount and principal                                                    p
Value at maturity                                                            p
Receiving cash during the term                                               p
Interest                                                                     p
Rates for new purchases                                                      p
Promotions and pricing flexibility                                           p
Additional investments                                                       p

How to invest your funds                                                     p
Buying your certificate                                                      p
When your certificate term ends                                              p
Three ways to receive payment when you withdraw funds                        p
Retirement plans: special policies                                           p
For more information                                                         p

Taxes on your earnings                                                       p
Retirement accounts                                                          p
Gifts to minors                                                              p
How to determine the correct TIN                                             p
Foreign investors                                                            p
Trusts                                                                       p

How your money is used and protected                                         p
Invested and guaranteed by IDSC                                              p
Regulated by government                                                      p
Backed by our investments                                                    p
Investment policies                                                          p
Certain investment considerations                                            p

How your money is managed                                                    p
Relationship between IDSC and American
   Express Financial Corporation                                             p
About American Express Service Corporation                                   p
Capital structure and certificates issued                                    p
Investment management and services                                           p
Distribution                                                                 p
Transfer Agent                                                               p
About American Express Service Corporation                                   p
Employment of other American Express affiliates                              p
Directors and officers                                                       p
Auditors                                                                     p
IDS Certificates                                                             p

Appendix                                                                     p

Annual financial information                                                 p
Summary of selected financial information                                    p
Management's discussion and analysis of financial
   condition and results of operations                                       p
Report of independent auditors                                               p

Financial statements                                                         p

Notes to financial statements                                                p

About the certificate

Investment amounts and terms

You may purchase the IDS Preferred Investors Certificate with a single payment of at least $250,000 payable in U.S. currency. As its name suggests, this certificate is designed to offer attractive interest rates to investors with a large amount to invest. Unless you receive prior authorization, your total amount paid in over the life of the certificate, less withdrawals, cannot exceed $5 million.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which IDSC will guarantee an interest rate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

The certificate may be used as an investment for your Individual Retirement Account (IRA), 401(k) plan account or other qualified retirement plan account. If so used, the amount of your contribution (investment) will be subject to any limitations of the plan and applicable federal law.

Face amount and principal

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus At the end of a term, interest credited to your account during the term minus Any interest paid to you in cash plus Any additional investments to your certificate minus Any withdrawals, fees and applicable penalties.

Principal   may  change  during  a  term  as  described  in  "Full  and  partial withdrawals."

For example: Assume your initial investment (face amount) of $500,000 has earned $7,500 of interest during the term. You have not taken any interest as cash, or made any withdrawals. You have invested an additional $250,000 at the beginning of the next term. Your principal for the next term will equal:

              $500,000.00      Face amount (initial investment)
plus            $7,500.00      Interest credited to your account
minus              ($0.00)     Interest paid to you in cash
plus          $250,000.00      Additional investment to your certificate made in
                               the current term's grace period
minus              ($0.00)     Withdrawals and applicable penalties or fees
              $757,500.00      Principal at the beginning of the next term.

Value at maturity

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to invest and withdraw funds."

Receiving cash during the term

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply. Procedures for withdrawing money, as well as conditions under which penalties apply, are described in the service document.

Interest

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date).

IDSC declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

      applying the interest rate then in effect to your balance each day;

      adding these daily amounts to get a monthly total; and

     subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.

Rates for new purchases

When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. IDSC guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

     1 month Within a range of 50 basis points below to 50 basis points above the one-month LIBOR rate.

2 months Within a range of 50 basis points below to 50 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 50 basis points below to 50 basis points above the three-month LIBOR rate.

6 months Within a range of 50 basis points below to 50 basis points above the six-month LIBOR rate.

12 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate.

24 months Within a range of 25 basis points below to 75 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 25 basis points below to 75 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments from $500,000 to $999,999, initial rates for specific terms are determined as follows:

1 month Within a range of 75 basis points below to 25 basis points above the one-month LIBOR rate.

2 months Within a range of 75 basis points below to 25 basis points above the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 75 basis points below to 25 basis points above the three-month LIBOR rate.

6 months Within a range of 75 basis points below to 25 basis points above the six-month LIBOR rate.

12 months Within a range of 75 basis points below to 25 basis points above the 12-month LIBOR rate.

24 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

For investments of $250,000 to $499,999, initial rates for specific terms are determined as follows:

1 month Within a range of 125 basis points below to 25 basis points below the one-month LIBOR rate.

2 months Within a range of 125 basis points below to 25 basis points below the one-month LIBOR rate. (A two-month LIBOR rate is not published.)

3 months Within a range of 125 basis points below to 25 basis points below the three-month LIBOR rate.

6 months Within a range of 125 basis points below to 25 basis points below the six-month LIBOR rate.

12 months Within a range of 125 basis points below to 25 basis points below the 12-month LIBOR rate.

24 months Within a range of 100 basis points below to zero basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)

36 months Within a range of 100 basis points below to zero basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)

Although the minimum investment is $250,000, in the event that your investment is less than the minimum, the range of initial rates for any given term will be 100 basis points less than the corresponding range of rates for an investment of $250,000.

For example, if the LIBOR rate published on the date rates are determined with respect to a six-month certificate is 6.50%, the rate declared on a six-month IDS Preferred Investors Certificate between $500,000 and $999,999 would be between 5.75% and 6.75%. If the LIBOR rate published for a given date with respect to 12-month deposits is 7.00%, IDSC's rates in effect for that date for the 24- and 36-month IDS Preferred Investors Certificates between $500,000 and $999,999 would be between 6.50% and 7.50%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by IDSC is published in The Wall Street Journal.

Rates for new purchases are reviewed and may change daily. The rate that is in effect for your chosen term will be the higher of:

     the rate in effect for your chosen term on the date your application is accepted at IDSC's corporate office or;

      the rate in effect for your chosen term on the business day preceding the date your application is accepted at IDSC's corporate office.

The interest rates printed in the front of this prospectus may or may not be in effect on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and partial withdrawals" under "How to invest and withdraw funds."

Promotions and pricing flexibility

From time to time, IDSC may sponsor or participate in promotions involving one or more of the certificates and their respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who have purchased other products or used other services of American Express Company or its subsidiaries or affiliates.

We also may offer different rates based on your amount invested, geographic location and whether the certificate is purchased for an IRA or a qualified retirement account.

These promotions will generally be for a specified period of time. If we offer a promotion, the rates for new purchases will be within the range of rates described under "Rates for new purchases."

Rates for future terms: Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, we have complete discretion as to what interest rate shall be declared beyond the initial term. If LIBOR is no longer publicly available or feasible to use, IDSC may use another, similar index as a guide for setting rates.

Additional investments

You may make investments within 15 calendar days after the end of a term (the grace period). About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise, to find out your term end date and/or the current interest rate, contact your financial consultant at the telephone numbers listed on the back cover. The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date. Your confirmation will show the applicable rate. However, unless you receive prior approval from IDSC your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million.

How to invest your funds

Buying your certificate

Fill out and submit an application to open an account with us and purchase a certificate. We will process the application at our corporate offices in Minneapolis. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for new purchases." See "Purchase policies" below.

Important: When opening an account, you must provide IDSC with your correct Taxpayer Identification Number (Social Security or Employer Identification Number). See "Taxes on your earnings."

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

      first from interest credited during the current term

      then from the principal of your certificate.

Any withdrawals, (other than of interest credited) during a term are deducted from the principal and are used in determining any withdrawal charges.

Withdrawal penalties: For withdrawals during the term of more than the interest credited that term, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a two-year term. Four months later assume you have earned $27,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, we would have to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $27,000 paid to you is interest earned that term, and the remaining $73,000 paid to you is principal. We would send you a check for $100,000 and deduct a withdrawal charge of $1,460 (2% of $73,000) from the remaining balance of your certificate.
Your new balance would be $925,540.


Total investments                                                                      $1,000,000.00
Interest credited                                                                         $27,000.00
                                                                                     ---------------
Total balance                                                                          $1,027,000.00

Requested check                                                                          $100,000.00
Credited interest withdrawn                                                              ($27,000.00)

Withdrawal charge percent                                                                       2%
Actual withdrawal charge                                                                   $1,460.00

Balance prior to withdrawal                                                            $1,027,000.00
Requested withdrawal check                                                              ($100,000.00)
Withdrawal charge                                                                         ($1,460.00)
                                                                                    -----------------
Total balance after withdrawal                                                           $925,540.00

Additionally if you make a withdrawal during a certificate month, you will lose the entire amount of accrued but uncredited interest for the month on the amount withdrawn. Reducing your amount below $1 million would also cause it to earn interest at a lower rate.

For more information on withdrawal charges, talk with your American Express financial advisor or call the Client Service Organization at the number on the back cover.

When your certificate term ends

About one week before the end of the term you have selected for your certificate, we will send you a notice indicating your term end date. Otherwise to find out your term end date and/or the current interest rates, contact the Client Service Organization at the telephone number listed on the back cover. The interest rate for your next term can be obtained by calling this number after 12:00 noon Central time on the business day preceding your renewal date. When your certificate term ends we will automatically renew your certificate for the same term unless you notify us otherwise.

If you wish to select a different term, you must notify us either by telephone or in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

You may also add to your investment within the 15 calendar days following the end of your term. See "Additional investments" under "About the certificate."

Other full and partial withdrawal policies:

      If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before IDSC mails a check to you. A check may be mailed earlier if the bank provides evidence that your check has cleared.

      If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

      Any payments to you may be delayed under applicable rules, regulations or orders of the SEC.

Retirement plans: special policies

      If the certificate is purchased for a 401(k) plan or other qualified retirement plan account, the terms and conditions of the certificate apply to the plan as the owner of this certificate. However, the terms of the plan, as interpreted by the plan trustee or administrator, will determine how a participant's individual account under the plan is administered. These terms may differ from the terms of the certificate.

      If your certificate is held in a Custodial Retirement Plan (or Keogh plan), special rules may apply at maturity. If no other investment instructions are provided directing how to handle your certificate at maturity, the full value of the certificate will automatically transfer to a new or existing cash management account according to rules outlined in the Custodial Retirement Plan document.

      The annual custodial fee for IRA or non-401(k) qualified retirement plans may be deducted from your certificate account. It may reduce the amount payable at maturity or the amount received upon an early withdrawal.

      Retirement plan withdrawals may be subject to withdrawal penalties or loss of interest even if they are not subject to federal tax penalties.

      We will waive withdrawal penalties on withdrawals for IRA certificate accounts for your required distributions.

      If you withdraw all funds from your last account in an IRA at American Express Trust Company, a termination fee will apply as set out in Your Guide to IRAs, the IRS disclosure information received when you opened your account.

      The IRA termination fee will be waived if a withdrawal occurs after you have reached age 70 1/2 or upon the owner's death.

Withdrawal at death

If a certificate is surrendered upon the client's death, any applicable surrender charge will be waived. In addition, if an IRA termination fee is applicable, it will also be waived.

Taxes on your earnings

Interest on your certificate is taxable when credited to your account. Each calendar year we provide the certificate account owner and the IRS with reports of all earnings over $10 (Form 1099). Withdrawals are reported to the certificate account owner and the IRS on Form 1099-B, Proceeds from Broker Transactions.

Retirement accounts

If you are using the certificate as an investment for an IRA, 401(k) plan account or other qualified retirement plan account, income tax rules for your IRA or qualified plan apply. Generally, you will pay no income taxes on your investment's earnings -- and, in many cases, on part or all of the investment itself -- until you begin to make withdrawals.

IDSC will withhold federal income taxes of 10% on IRA withdrawals unless you tell us not to. IDSC is required to withhold federal income taxes of 20% on most other qualified plan distributions, unless the distribution is directly rolled over to another qualified plan or IRA.

Withdrawals from retirement accounts are generally subject to a penalty tax of 10% by the IRS if you make them before age 59 1/2, unless you are disabled or if they are made by your beneficiary in the event of your death. Other exceptions may also apply. Also, withdrawals of principal during a certificate month may be subject to the certificate's provision for loss of interest.

Consult your tax advisor to see how these rules apply to you before you request a distribution from your plan or IRA.

Gifts to minors

The certificate may be given to a minor under either the Uniform Gifts or Uniform Transfers to Minors Act (UGMA/UTMA), whichever applies in your state. UGMAs/UTMAs are irrevocable. Generally, under federal tax laws, income over $1,200 on property owned by children under age 14 will be taxed at the parents' marginal tax rate, while income on property owned by children 14 or older will be taxed at the child's rate.

Your Taxpayer Identification Number (TIN) and backup withholding: As with any financial account you open, you must list your current and correct Taxpayer Identification Number (TIN) -- either your Social Security or Employer Identification Number. The TIN must be certified under penalties of perjury on your application when you open an account.

If you don't provide the TIN, or the TIN you report is incorrect, you could be subject to backup withholding of 31% of your interest earnings. You could also be subject to further penalties, such as:

      a $50 penalty for each failure to supply your correct TIN;

     a civil penalty of $500 if you make a false statement that results in no backup withholding; and

      criminal penalties for falsifying information.

You could also be subject to backup withholding because you failed to report interest on your tax return as required.

To help you determine the correct TIN to use on various types of accounts, please use this chart:

How to determine the correct TIN

For this type of account:                              Use the Social Security or Employer Identification
                                                       Number of:

------------------------------------------------------ -----------------------------------------------------

Individual or joint account                            The individual or individuals listed on the account

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Custodian account of a minor                           The minor
(Uniform Gifts/Transfers to Minors Act)

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

A living trust                                         The grantor-trustee
                                                       (the person who puts the money into the trust)

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

An irrevocable trust, pension trust or estate          The legal entity
                                                       (not the personal representative or trustee, unless
                                                       no legal entity is designated in the account title)

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Sole proprietorship                                    The owner

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Partnership                                            The partnership

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Corporate                                              The corporation

------------------------------------------------------ -----------------------------------------------------
------------------------------------------------------ -----------------------------------------------------

Association, club or tax-exempt organization           The organization

------------------------------------------------------ -----------------------------------------------------

For details on TIN requirements, call 800-297-7378 or ask your financial consultant for federal Form W-9, "Request for Taxpayer Identification Number and Certification."

Foreign investors

If you are not a citizen or resident of the United States, you must supply IDSC with Form W-8, Certificate of Foreign Status when you purchase your certificate, and you must resupply it every three years. You must also supply both a current mailing address and an address of foreign residency, if different. IDSC will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). Also, if you do not supply Form W-8 you will be subject to backup withholding on interest payments and withdrawals.

Interest on the certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information.

Estate tax: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, IDSC generally will not act on instructions with regard to the certificate unless IDSC first receives, at a minimum, a statement from persons IDSC believes are knowledgeable about your estate. The statement must be in a form satisfactory to IDSC and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to IDSC that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is given on the basis of current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor regarding their own position.

Trusts

If the investor is a trust, the policies and procedures described above will apply with regard to each grantor who is a nonresident alien.

How your money is used and protected

Invested and guaranteed by IDSC

The IDS Preferred Investors Certificate is issued and guaranteed by IDSC, a wholly owned subsidiary of American Express Financial Corporation (AEFC). We are by far the largest issuer of face amount certificates in the United States, with total assets of more than $____ billion and a net worth in excess of $____ million on Dec. 31, 199_.

We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

      interest to certificate owners; and

     various expenses, including taxes, fees to AEFC for advisory and other services and distribution fees to American Express Financial Advisors Inc. and American Express Service Corporation (AESC).

For a review of significant events relating to our business, see "Management's discussion and analysis of financial condition and results of operations." Our certificates are not rated by a national rating agency.

Most banks and thrifts offer investments known as certificates of deposit (CDs) that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

Regulated by government

Because the IDS Preferred Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (It is a face-amount certificate -- not a bank product, an equity investment, a form of life insurance or an investment trust.)

The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 199_, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $___ million.

Backed by our investments

Our investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 1997:

Type of investment                                     Net amount invested

Government agency bonds Corporate and other bonds Preferred stocks Mortgages Municipal bonds Cash and cash equivalents

As of Dec. 31, 1997 about __% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3B in the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 199_ schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.

Investment policies

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of IDSC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities-
Most of our investments are in debt securities as referenced in the table in "Backed by our investments" under "How your money is used and protected."

Purchasing securities on margin -
We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities -
We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting -
We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter under federal securities laws.

Borrowing money -
From time to time we have established a line of credit if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time.

Real estate -
We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans.

Lending securities -
We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration.

When-issued securities-
Some of our investments in debt securities are purchased on a when-issued basis. It may take as long as 45 days or more before these securities are issued and delivered to us. We generally do not pay for these securities or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments.

Financial transactions including hedges-
We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. IDSC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with IDSC's assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities -
A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. IDSC's investment advisor will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of IDSC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, IDSC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions -
There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

Certain investment considerations

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of a company to pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, IDSC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in IDSC's Portfolio will be rated investment grade, or in the opinion of IDSC's investment advisor will be the equivalent of investment grade. Under normal circumstances, IDSC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Securities that are subsequently downgraded in quality may continue to be held by IDSC and will be sold only when IDSC believes it is advantageous to do so.

As of Dec. 31, 1997, IDSC held about __% of its investment portfolio (including bonds, preferred stocks, mortgages and cash equivalents) in investments rated below investment grade.

When-issued securities are subject to market fluctuations and they may affect IDSC's investment portfolio the same as owned securities.

Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative.

How your money is managed

Relationship between IDSC and American Express Financial Corporation

IDSC was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, and changed its name to IDS Certificate Company on April 2, 1984.

Before IDSC was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. IDSC and AEFC have never failed to meet their certificate payments.

During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 1997, AEFC managed investments, including its own, of more than $___ billion.

AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

     travel related services (including American Express(R) Card and Travelers Cheque operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

     international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International).

About AESC

AESC is a wholly-owned subsidiary of American Express Travel Related Services Inc., which in turn is a wholly-owned subsidiary of American Express Company.

Capital structure and certificates issued

IDSC has authorized, issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.

As of Dec. 31, 1997, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates. As of Dec. 31, 1997, IDSC had issued (in face amount) $__________ of installment certificates and $__________ of single payment certificates since its inception in 1941.

Investment management and services

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

      providing investment research;

      making specific investment recommendations; and

      executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or [IDSC/the Issuer] as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation:

Included assets                           Percentage of total book value

First $250 million                                              0.75%
Next 250 million                                                0.65
Next 250 million                                                0.55
Next 250 million                                                0.50
Any amount over 1 billion                                       0.45

Included assets are all assets of IDSC except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee.

Advisory and services fee for the past three years:

                                                              Percentage of
Year                      Total fees                          included assets
1997                      $
1996                      $16,989,093
1995                      $16,472,458

Estimated advisory and services fees for 1997 are $__________.

Other expenses payable by IDSC: The Investment Advisory and Services Agreement provides that we will pay:

      costs incurred by us in connection with real estate and mortgages;

      taxes;

      depository and custodian fees;

      brokerage commissions;

      fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

     fees and expenses of our directors who are not officers or employees of AEFC;

     provision for certificate reserves (interest accrued on certificate owner accounts); and

      expenses of customer settlements not attributable to sales function.

Distribution

Under a Distribution Agreement with AESC, for certificates sold through AEFD we pay AESC for the distribution of this certificate as follows:

      0.165% of the initial payment on the issue date of the certificate, and

      0.165% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Under a Distribution Agreement with American Express Financial Advisors Inc., a wholly-owned subsidiary of AEFC, we pay for the distribution of this certificate by American Express Financial Advisors Inc. as follows:

      0.165% of the initial payment on the issue date of the certificate; and

      0.165% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

This fee is not assessed to your certificate account.

AEFD is a channel for direct marketing of financial services to American Express card members and others.

Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $________ during the year ended Dec. 31, 1997. We expect to pay American Express Financial Advisors Inc. distribution fees amounting to $________ during 1998.

See Note 1 to Financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays commissions to its financial advisors and pays other selling expenses in connection with services to us. Our board of directors, including a majority of directors who are not interested persons of American Express Financial Advisors Inc. or IDSC, approved this distribution agreement.

Transfer Agent

Under a Transfer Agency Agreement American Express Client Service Corporation (AECSC) maintains certificate owner accounts and records. IDSC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.

Employment of other American Express affiliates

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

     we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

     the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and
      the affiliate's employment is consistent with the terms of the current Investment Advisory and Services Agreement and federal securities laws.

Directors and officers

IDSC's directors, chairman, president and controller are elected annually for a term of one year. The other executive officers are appointed by the president.

We paid a total of $______ during 1997 to directors not employed by AEFC.

Board of directors

David R. Hubers*
Born in 1943. Director since 1987.
President and chief executive officer of AEFC since 1993. Senior vice president and chief financial officer of AEFC from 1984 to 1993.

Charles W. Johnson
Born in 1929. Director since 1989.
Director,   Communications  Holdings,  Inc.  Former  vice  president  and  group executive, Industrial Systems, with Honeywell, Inc. Retired 1989.

Richard W. Kling*
Born in 1940. Director since 1996.
Chairman of the board of directors since 1996. Director of IDS Life Insurance Company since 1984; president since 1994. Executive vice president of Marketing and Products of AEFC from 1988 to 1994. Senior vice president of AEFC since 1994. Director of IDS Life Series Fund, Inc. and member of the board of managers of IDS Life Variable Annuity Funds A and B.

Edward Landes
Born in 1919. Director since 1984.
Development consultant. Director of IDS Life Insurance Company of New York. Director of Endowment Development, YMCA of Metropolitan Minneapolis. Vice president for Financial Development, YMCA of Metropolitan Minneapolis from 1985 through 1995. Former sales manager - Supplies Division and district manager - Data Processing Division of IBM Corporation. Retired 1983.

John V. Luck, Ph.D.
Born in 1926. Director since 1987.
Former senior vice president - Science and Technology with General Mills, Inc. Employed with General Mills, Inc. since 1968. Retired 1988.

James A. Mitchell*
Born in 1941. Director since 1994.
Chairman of the board of directors from 1994 to 1996. Executive vice president - Marketing and Products of AEFC since 1994. Senior vice president - Insurance Operations of AEFC and president and chief executive officer of IDS Life Insurance Company from 1986 to 1994.

Harrison Randolph
Born in 1916. Director since 1968.
Engineering, manufacturing and management consultant since 1978.

Gordon H. Ritz
Born in 1926. Director since 1968.
Director, Mid-America Publishing and Atrix International, Inc. Former president, Com Rad Broadcasting Corp. Former director, Sunstar Foods.

Stuart A. Sedlacek*
Born in 1957. Director since 1994.
President since 1994. Vice president - Assured Assets of AEFC since 1994. Vice president and portfolio manager from 1988 to 1993. Executive vice president - Assured Assets of IDS Life Insurance Company since 1994.

* "Interested Person" of IDSC as that term is defined in Investment Company Act of 1940.

Executive officers

Stuart A. Sedlacek
Born in 1957. President since 1994.

Timothy S. Meehan
Born in 1957. Secretary since 1995.
Secretary of AEFC and American Express Financial Advisors Inc. since 1995. Senior counsel to AEFC since 1995. Counsel from 1990 to 1995.

Lorraine R. Hart
Born in 1951. Vice president - Investments since 1994.
Vice president - Insurance Investments of AEFC since 1989. Vice president - Investments of IDS Life Insurance Company since 1992.

Jay C. Hatlestad
Born in 1957. Vice president and controller of IDSC since 1994. Manager of Investment Accounting of IDS Life Insurance Company from 1986 to 1994.

Bruce A. Kohn
Born in 1951. Vice president and general counsel since 1993. Senior counsel to AEFC since 1996. Counsel to AEFC from 1992 to 1996. Associate counsel from 1987 to 1992.

F. Dale Simmons
Born in 1937. Vice president - Real Estate Loan Management since 1993. Vice president of AEFC since 1992. Senior portfolio manager of AEFC since 1989. Assistant vice president from 1987 to 1992.

The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

IDSC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Auditors

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.

Ernst & Young LLP, Minneapolis, has audited the financial statements for each of the years in the three-year period ended Dec. 31, 1997. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and IDSC.

IDS Certificates

Other certificates issued by IDSC and offered through AEFD: Your American Express financial advisor can give you more information on five other certificates issued by IDSC. These certificates offer a wide range of investment terms and features.

IDS Cash Reserve Certificate - A single payment certificate that permits additional investments on which IDSC guarantees interest in advance for a three-month term.

IDS Flexible Savings Certificate - A single payment certificate that permits additional investments and on which IDSC guarantees interest in advance for a term of six, 12, 18, 24, 30 or 36 months.

IDS Installment Certificate - An installment payment certificate that declares interest in advance for a three-month period and offers bonuses in the third through sixth years for regular investments.

IDS Staggered Stock Market Certificate - A certificate that pays interest linked to one-year stock market performance for a series of one-year terms starting every month or at other intervals the client selects.

IDS Stock Market Certificate - A single payment certificate that calculates all or part of your interest based on stock market performance, as measured by a broad market index, with IDSC's guarantee of return of principal.

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.

Non-rated securities will be considered for investment. When assessing each non-rated security, IDSC will consider the financial condition of the issuer or the protection afforded by the terms of the security.

(Back cover)

Quick telephone reference

American Express Financial Direct Service Team
Withdrawals, transfers, inquiries
National:  800-297-7378

TTY Service
For the hearing impaired
800-710-5260

Distributed by American Express Financial Direct
IDS Preferred Investors Certificate
IDS Tower 10
Minneapolis, MN  55440-0010

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                           The expenses in connection with the issuance and
                  distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                           The By-Laws of IDS Certificate Company provide that
                  it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                           The By-Laws further provide that indemnification
                  questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also
                  Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)      Securities Sold

1994            IDS Special Deposits                            18,013,424.38
1995            IDS Special Deposits                            56,855,953.53
1996            IDS Special Deposits*                           41,064,486.74
1997            American Express Special Deposits              182,788,631.00

*Renamed American Express Special Deposits in April, 1996.

(b)      Underwriters and other purchasers

American Express Special Deposits are marketed by American Express Bank Ltd.
(AEB), an affiliate of IDS Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c)      Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $88,686.14 in 1994, and $172,633.41 in 1995, $301,946.44 in
1996 and $592,068.70 in 1997.

(d)      Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

      1. (a) Copy of Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement for the American Express International Investment Certificate (now called, the IDS Investors Certificate), is incorporated herein by reference.

          (b) Copy of Distribution Agreement dated March 29, 1996 between Registrant and American Express Service Corporation filed electronically as Exhibit 1(b) to Post-Effective Amendment No. 17 to Registration Statement No. 2-95577 is incorporated herein by reference.

     2.   Not Applicable.

     3. (a) Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

          (b) Certificate of Amendment, dated February 9, l984, filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

          (c) By-Laws, dated December 31, 1977, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, are incorporated herein by reference.

     4.   Not Applicable.

     5. An opinion and consent of counsel as to the legality of the securities being registered will be filed with a subsequent Post-Effective Amendment to Registration Statement No. 2-55252.

     6. through 9. -- None.

     10. (a) Investment Advisory and Services Agreement between Registrant and IDS/American Express Inc., dated January 12, 1984, filed electronically as Exhibit 10(a) to Post- Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

          (b) Depository and Custodial Agreement, between IDS Certificate Company and IDS Trust Company dated September 30, 1985, filed electronically as Exhibit 10(b) to Post-Effective Amendment No. 2 to Registration Statement No. 2-95577, is incorporated herein by reference.

          (c) Foreign Deposit Agreement dated November 21, 1990, between Registrant and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

          (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the
               Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

          (e) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

          (f) Amendment to the Selling Agent Agreement dated December 12, 1994 between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

          (g) Selling Agent Agreement dated December 12, 1994 between IDS Financial Services Inc. and Coutts & Co. (USA) International filed electronically as Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

          (h) Consulting Agreement dated December 12, 1994 between IDS Financial Services Inc. and Coutts & Co. (USA) filed electronically as Exhibit 1(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

          (i) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement 2-55252, is incorporated herein by reference.

          (j) Form of Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990, between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

     11.  through 23. -- None.

     24.  (a)  Officers'   Power  of   Attorney,   dated  May  17,   1994  filed
               electronically as Exhibit 25(a) to  Post-Effective  Amendment No.
               13 to Registration Statement No. 2-95577, is incorporated herein by reference.

          (b) Directors' Power of Attorney, dated February 29, 1996 filed electronically as Exhibit 25(b) to Post-Effective Amendment No. 17 to Registration Statement No. 2-95577 is incorporated herein by reference.

     25. through 27.   None.

(b) The financial statement schedules for IDS Certificate Company will be filed with a subsequent Post-Effective Amendment 42 to Registration Statement No. 2-55252 for Series D-1 Investment Certificate.

Item 17. Undertakings.

     Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc., (formerly IDS Financial Services Inc.) as underwriter, will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by its agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of its agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the agents of American Express Financial Advisors Inc. to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 15th day of January, 1998.

                                                   IDS CERTIFICATE COMPANY

                                                   By /s/ Stuart A. Sedlacek*
                                                   Stuart A. Sedlacek, President

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the following capacities on 15th day of January, 1998.


Signature                                  Capacity

/s/ Stuart A. Sedlacek* **                 President and Director
Stuart A. Sedlacek                          (Principal Executive Officer)


_____________________________              Vice President and Treasurer
Jeffrey S. Horton                           (Principal Financial Officer)

/s/ Jay C. Hatlestad*                      Vice President and Controller
Jay C. Hatlestad                            (Principal Accounting Officer)

/s/ David R. Hubers**                      Director
David R. Hubers

/s/ Charles W. Johnson**                   Director
Charles W. Johnson

/s/ Richard W. Kling**                     Chairman of the Board of Directors
Richard W. Kling                           and Director

/s/ Edward Landes**                        Director
Edward Landes

/s/ John V. Luck**                         Director
John V. Luck

/s/ James A. Mitchell**                    Director
James A. Mitchell

/s/ Harrison Randolph**                    Director
Harrison Randolph

/s/ Gordon H. Ritz**                       Director
Gordon H. Ritz

*Signed  pursuant  to  Officers'  Power of  Attorney  dated May 17,  1994  filed
electronically  as  Exhibit  25(a)  to   Post-Effective   Amendment  No.  13  to
Registration Statement No. 2-95577, incorporated herein by reference.


----------------------.
Bruce A. Kohn


**Signed  pursuant to Directors' Power of Attorney dated February 29, 1996 filed
electronically  as  Exhibit  25(b)  to   Post-Effective   Amendment  No.  17  to
Registration Statement No. 2-95577, incorporated herein by reference.

-------------------------.
Bruce A. Kohn

CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 20 TO REGISTRATION STATEMENT NO. 2-95577


Cover Page

Explanatory Note

Prospectus

Part II Information

Signatures